SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549


                         FORM 8-K
                      CURRENT REPORT


Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  December 2, 1994


                          CONE MILLS CORPORATION
       (Exact Name of Registrant as Specified on its Charter)

   North Carolina                  1-3634               56-0367025
(State or Other Jurisdiction    (Commission File        IRS Employer
 of Incorporation)               Number)                Identification No.


1201 Maple Street, Greensboro, North Carolina           27405
(Address of Principal Executive Offices)                (Zip Code)


Registrant's Telephone Number, Including Area Code (910) 379-6246


        N/A
(Former Name or Former Address, if Changed Since Last Report)





























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

Item 2.  Acquisition or Disposition of Assets

     On December 2, 1994, the Registrant completed the closing of the acquisition of substantially all of the assets of M.P.M. Transportation, Inc. (the "Seller"), a wholly owned subsidiary of Lancer Industries, Inc. ("Lancer") and successor by merger with Golding Industries, Inc. ("Golding"). Golding was merged into Seller as of the day immediately preceding the closing.

     Golding conducted a commission printing operation in Marion, South Carolina that was also known as the Raytex Division. It primarily printed wide fabrics used in home furnishings, including comforters and bedspreads. The assets purchased consist primarily of a printing plant and related real property, equipment, inventories and receivables. The Registrant intends to continue the commission printing business of Golding.

     The aggregate purchase price for the acquisition was approximately $57.7 million in cash plus the assumption of approximately $4.6 million of liabilities, subject to certain post-closing adjustments. The cash portion of the purchase price was paid from approximately $38.0 million in borrowings under the Registrant's revolving credit facility, for which Morgan Guaranty Trust Company of New York is agent bank, approximately $14.0 million from its Receivables Purchase Ageement with Delaware Funding Corporation, an affiliate of Morgan Guaranty Trust Company of New York, and the remainder from short-term investments and cash on hand. The purchase price for the acquisition was arrived at through private negotiation.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits

(a) & (b) Financial Statements of Business Acquired and Pro Forma Financial Information. It is not practicable to provide the financial statements and pro forma financial information required by this Item at the time of the filing of this report. The required financial statements and pro forma financial information will be filed under cover of Form 8 as soon as practicable, but not later than 60 days after the date by which this report must be filed.

(c)  The following Exhibit is furnished in connection with this report:

     2 Form of Asset Purchase Agreement dated December 2, 1994 by and among Cone Mills Corporation, Lancer Industries, Inc. and M.P.M. Transportation, Inc. The following exhibits and schedules to the Stock Purchase Agreement have been omitted. The Registrant hereby undertakes to furnish supplementally a copy of any such omitted exhibit or schedule to the Commission upon request.

                         EXHIBITS

1                    Escrow Agreement
2                    Bill of Sale
3                    Assignment and Assumption Agreement
4                    Assignment and Assumption of Lease Agreements
5                    Assignment of Copyrights
6                    Assignment of Patents and Trademarks
7                    Deed
8                    Seller Noncompetition Agreement
9                    Parent Noncompletion Agreement
10                   Management Noncompetition Agreement

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                         SCHEDULES

11             Opinion of Counsel to Seller and Parent
12             Opinion of Counsel to Buyer
1.7(a)         Customer Contracts and Orders
1.7(b)         Purchase Orders
1.7(c)         Operating Leases, Licenses, Contracts and Agreements
1.8            Assumed Current Liabilities
2.2            Excluded Assets
4.5(h)         Management Noncompetition
4.6            Short Term Working Capital
4.7            Allocation of Purchase Price
5.1            Foreign Qualifications
5.3            Consents, Approvals and Authorizations Required
5.4            Exceptions to GAAP in Financial Statements
5.5            Adverse Changes
5.6            Liens
5.7            Machinery and Equipment
5.8            Leased Properties
5.10           Inventory
5.13           Intangible Property
5.14           Contracts
5.15           Insurance
5.16           Licenses, Permits and Approvals
5.17           Litigation
5.19           Employment Matters
5.20           Tax Matters
5.21           Customers
5.22           Undisclosed Liabilities
5.23           Real Property
5.24           Leased Property
5.25           Employee Benefit Plans and Programs
5.26           Environmental Exceptions
5.29           Interests in Other Corporations or Entities
5.30           Ownership of Golding and Seller
5.31           Names
9.4            Consents, Approvals, Authorizations or Filings Not
               Obtained or Made Prior to Closing
9.8            UCC-3 Termination Statements
11.10          Employee Offers; Credits























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






                        SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  CONE MILLS CORPORATION
                                  (Registrant)





Date:  December 19, 1994          By:   JOHN L. BAKANE
                                       John L. Bakane
                                       Vice President and
                                       Chief Financial Officer



































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

                 ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (including its exhibits and schedules, the "Agreement") dated as of December 2, 1994, by and among CONE MILLS CORPORATION, a North Carolina corporation ("Buyer"), LANCER INDUSTRIES INC., a Delaware corporation and wholly owned subsidiary of Parent ("Seller");

                   W I T N E S S E T H:

     WHEREAS, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase and acquire from Seller substantially all of the assets, properties and business of Seller and Buyer has agreed to assume the Assumed Liabilities (as such term is defined in Article I), all for the purchase price and upon the terms and conditions hereinafter set forth; and

     WHEREAS, immediately prior to the Closing (as such term is defined in Article I), Golding Industries, Inc., a South Carolina corporation all of the capital stock of which is owned by Parent through wholly owned subsidiaries ("Golding"), shall merge with and into Seller, with Seller being the surviving corporation of the merger and all of the property and liabilities of Golding vesting in, and being assumed by, Seller (the "Merger"); and

     WHEREAS, Parent owns, through wholly owned subsidiaries, all of the outstanding capital stock of Seller and has agreed to enter into this Agreement for the purposes stated herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties hereinafter set forth, the parties hereto agree as follows:

                         ARTICLE I

                        DEFINITIONS

     As used in this Agreement, the following terms will have the definitions indicated:

     1.1 Accounts Receivable shall mean all accounts and notes receivable of Seller and all rights to receive payment from any Person including, without limitation, from employees, officers and directors of Seller and from Parent.

     1.2 Agreement shall have the meaning set forth in the first paragraph of this Agreement.

     1.3 Assignment and Assumption Agreement shall mean the assignment and assumption agreement between Buyer and Sellers in the form of Exhibit 3.

     1.4 Assignment and Assumption of Lease Agreements shall mean each of the assignment and assumption of lease agreements between Buyer and Seller with respect to the premises constituting the Leased Property in the form of Exhibit 4.

     1.5 Assignment of Copyrights shall mean the assignment of copyrights from Sellers to Buyer in the form of Exhibit 5.

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



     1.6 Assignment of Patents and Trademarks shall mean the assignment of patents and trademarks from Sellers to Buyer in the form of Exhibit 6.

     1.7  Assumed Agreements shall mean the following:

          (a) the contracts and orders (whether written or oral) listed on Schedule 1.7(a) for the sale of products or services;

          (b) the contracts and orders (whether written or oral) listed on Schedule 1.7(b) for the purchase of goods, materials, supplies or services;

          (c) the Capital Lease and all operating leases, licenses, contracts and other agreements listed on Schedule 1.7(c) that relate to the Purchases Assets or the Business; and

          (d) the contracts, agreements, arrangements, commitments or understandings (whether written or oral) which constitute part of the Purchased Assets and which Buyer elects to assume, perform or receive the rights and benefits of on or after the Closing Date.

     1.8 Assumed Current Liabilities shall mean those trade and account payables and accrued expenses (including without limitation, pending medical claims) that are listed on Schedule 1.8.

     1.9 Assumed Liabilities shall mean the Seller's liabilities, obligations and commitments payable or required to be performed after the Closing Date under the Assumed Current Liabilities and the Assumed Agreements; provided, however, that in no event shall Assumed Liabilities include any liability or obligation of Seller for products liability claims arising from products or services sold by Seller prior to the Closing.

     1.10 Balance Sheet shall mean that certain Balance Sheet of the Seller, dated as of the Balance Sheet Date, included within the Interim Financial Statements.

     1.11 Balance Sheet Date shall mean July 29, 1994.

     1.12 Bill of Sale shall mean the bill of sale and assignment from Sellers to Buyer in the form of Exhibit 2.

     1.13 Break-up Fee shall have the meaning set forth in Section 11.3 hereof.

     1.14 Business shall mean the business carried on by Golding prior to the Effective Time which relates generally to the printing, dyeing, finishing and/or assembling of textiles on a contract basis or as a converter or principal.

     1.15 Buyer shall have the meaning set forth in the first paragraph of this Agreement.

     1.16 Buyer's Accountants shall mean McGladrey & Pullen, independent certified public accountants.

     1.17 Capital Lease shall mean that certain capital lease dated June 21, 1994 between Seller and Phoenixcor, Inc. relating to a Zimmer 24-color rotary screen printing machine.

     1.18 Claim Notice shall have the meaning set forth in Section 10.4 hereof.

     1.19 Closing shall mean the closing of the transactions contemplated by this Agreement.

     1.20 Closing Date shall mean December 2, 1994 or such other time as shall be mutually agreed upon by the parties to this Agreement.

     1.21 Code shall have the meaning set forth in Section 5.25 hereof.

     1.22 Contracts shall have the meaning set forth in Section 5.14 hereof.

     1.23 Counternotice shall have the meaning set forth in Section 10.4 hereof.

     1.24 Deed shall mean the general warranty deed in the form of
Exhibit 7.

     1.25 Employee Benefit Plans shall have the meaning set forth in
Section 5.25 hereof.

     1.26 Employment Laws shall have the meaning set forth in Section
5.19 hereof.

     1.27 ERISA shall have the meaning set forth in Section 5.25 hereof.

     1.28 Escrow Agent shall mean Wachovia Bank of South Carolina, N.A., a national banking organization with offices in Columbia, South Carolina, or any successor escrow agent appointed pursuant to the terms of the Escrow Agreement.

     1.29 Escrow Agreement shall mean that certain agreement among Buyer, Seller, Parent and Escrow Agent dated as of the Closing Date in the form of Exhibit 1.

     1.30 Escrow Amount shall mean the amount held from time to time by the Escrow Agent pursuant to the terms of the Escrow Agreement.

     1.31 Estimated Statement of Purchased Assets and Assumed
Liabilities shall mean a statement prepared by Seller reflecting the assets included within the Purchased Assets and the liabilities included within the Assumed Liabilities estimated as of the Closing Date (including separate statements of Short Term Working Capital, Assumed Current Liabilities and Net Fixed Assets, in each case estimated as of the Closing
Date) as determined in accordance with GAAP applied consistently with the Balance Sheet but not reflecting the Excluded Assets and the Excluded Liabilities.

     1.32 Excluded Assets shall have the meaning set forth in Section
2.2 hereof.

     1.33 Excluded Liabilities shall have the meaning set forth in
Section 3.2 hereof.

     1.34 Final Determination Date shall have the meaning set forth in
Section 4.6(c) hereof.


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


     1.35 Final Statement of Purchased Assets and Assumed Liabilities shall have the meaning set forth in Section 4.6 hereof.

     1.36 Financial Statements shall mean the balance sheet of Seller as of December 31, 1993 and the related statements of income, retained earnings and cash flows for the year then ended which have been audited by Seller's Accountants, copies of which were delivered by Seller to Buyer prior to the date hereof.

     1.37 GAAP shall mean generally accepted accounting principles set forth in the Statements of Financial Accounting Standards and Interpretations, Accounting Principles Board Opinions and AICPA Accounting Research bulletins, as in effect from time to time.

     1.38 Golding shall have the meaning provided in the recitals to this Agreement.

     1.39 Independent Accountant shall have the meaning set forth in
Section 4.6(b) hereof.

     1.40 Initial Adjustment shall have the meaning set forth in Section 4.3(c) hereof.

     1.41 Initial Escrow Amount shall mean $1,000,000 to be held and released by the Escrow Agent pursuant to the terms of the Escrow
Agreement.

     1.42 Intangible Rights shall mean any and all (i) patents, trademarks, copyrights, service marks and trade names, and applications for any of the foregoing, (ii) trade secrets, know-how, processes, technology, computer software, blueprints, archives, designs, patterns, screens and related artwork and (iii) grants, registrations, franchises and licenses or other rights running to or from Seller relating to any of the foregoing.

     1.43 Interim Financial Statements shall mean the Balance Sheet and the related statements of income, retained earnings and cash flows of Seller for the seven months ended as of the Balance Sheet Date, copies of which were delivered by Seller to Buyer prior to the date hereof.

     1.44 Inventory shall mean all inventories of raw materials, work in process, finished goods, supplies and all other inventories so classified in accordance with GAAP.

     1.45 Leased Property shall mean all real property leased by Seller listed on Schedule 5.24 and all leasehold improvements thereon.

     1.46 Lien shall mean any mortgage, deed of trust, pledge, security interest, title retention agreement, tax lien, charge, option, adverse claim, title defect, escrow, right of first refusal, indenture, easement, license, contract or encumbrance of any kind.

     1.47 Loss or Losses shall have the meaning set forth in Section
10.3 hereof.

     1.48 Machinery and Equipment shall mean machinery, vehicles, equipment, tools and dies, parts, printing screens and related artwork, computers and related software, furniture, spare parts and supplies therefor.

     1.49 Management Noncompetition Agreements shall mean the noncompetition agreements between Buyer and each of those individuals listed on Schedule 4.5(h) in the form of Exhibit 10.

     1.50 Merger shall have the meaning set forth in the recitals to this Agreement.

     1.51 Net Fixed Assets shall mean the net fixed assets of Seller as of the date of determination, as determined in accordance with GAAP applied consistently with the Balance Sheet; provided, however, that for purposes of calculating Net Fixed Assets for purposes of Sections 4.3 and
4.6 hereof, the amount of any depreciation on Seller's assets from the Balance Sheet Date through the Closing Date shall not be included.

     1.52 Noncompetition Agreements shall mean, collectively, the Seller Noncompetition Agreement, the Parent Noncompetition Agreement and the Management Noncompetition Agreements.

     1.53 Other Documents shall mean any and all agreements, statements, certificates, schedules, opinions, instruments and other documents required or contemplated hereunder or under any of the Related Agreements.

     1.54 Parent shall have the meaning set forth in the first paragraph of this Agreement.

     1.55 Parent Noncompetition Agreement shall mean the Noncompetition Agreement between Buyer and Parent in the form of Exhibit 9.

     1.56 Payment Certificate shall have the meaning set forth in
Section 10.4(b) hereof.

     1.57 Permitted Exceptions shall mean (i) Liens for taxes not yet due and payable and (ii) Liens reflected on the Deed.

     1.58 Person shall mean any natural person, firm, partnership, association, corporation, company, trust, public body or government.

     1.59 Purchased Assets shall have the meaning set forth in Section
2.1 hereof.

     1.60 Purchase Price shall have the meaning set forth in Section 4.1 hereof.

     1.61 Purchase Price Decrease shall have the meaning set forth in
Section 4.6(c) hereof.

     1.62 Real Property shall mean all land, buildings, fixtures and any other improvements thereon, and other real property interests of every kind and description (other than the Leased Property and its leasehold interests in office space at 475 Park Avenue South in New York, New York) owned by Seller including, without limitation, those set forth in Schedule 5.23.

     1.63 Related Agreements shall mean the Escrow Agreement, the Assignment and Assumption Agreement, the Assignment and Assumption of Lease Agreements, the Bill of Sale, the Assignment of Copyrights, the Assignment of Patents and Trademarks, the Deed and the Noncompetition Agreements.

     1.64 Rules shall have the meaning set forth in Section 10.4(d).

     1.65 Sale of the Business shall have the meaning set forth in
Section 11.2 hereof.

     1.66 Seller shall have the meaning set forth in the first paragraph of this Agreement.

     1.67 Seller Noncompetition Agreement shall mean the noncompetition agreement between Buyer and Seller in the form of Exhibit 8.

     1.68 Seller's Accountants shall mean Coopers & Lybrand, independent certified public accountants.

     1.69 Short Term Working Capital shall mean Seller's current assets (including inventory, accounts receivable, prepaid expense items, deposits and other receivables, in each case net of reasonable reserves therefor) as determined in accordance with GAAP (applied consistently with the Balance Sheet) less assumed Current Liabilities; provided, however, that, for purposes of this definition, Seller's "current assets" shall not include Excluded Assets. Seller's Short Term Working Capital as of the Balance Sheet Date is set forth in Schedule 4.6.

     1.70 Tietex shall mean Tietex Corporation, a South Carolina corporation.

     1.71 Tietex Sale Agreement shall mean that certain Asset Purchase Agreement, dated as of April 18, 1994, between Seller and Tietex

     1.72 Transferred Employees shall have the meaning set forth in
Section 11.10 hereof.





























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


                        ARTICLE II

              PURCHASE OF AND SALE OF ASSETS

     2.1 Purchased Assets.Subject to and upon the terms and conditions set forth in this Agreement, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, free and clear of all liabilities and Liens, (other than Assumed Liabilities, Liens listed on Schedule 5.6 and Permitted Exceptions), and Buyer shall purchase and acquire from Seller, all of the properties and assets of Seller (real and personal, tangible and intangible) of every nature, kind, character, and description, absolute, contingent or otherwise, wherever located or situated, and whether or not reflected upon the books, records or financial statements of Seller, that are owned by the Seller on the Closing Date or in which Seller has any right, title or interest on the Closing Date, other than the Excluded Assets (the "Purchased Assets") including, without limitation, the following:

          (a)  Inventory;

          (b)  Machinery and Equipment;

          (c)  Accounts Receivable;

          (d)  Real Property;

          (e)  Leased Property;

          (f)  Intangible Rights;

          (g)  prepaid expenses and security deposits;

          (h) to the extent their transfer is permitted by applicable law, unemployment tax reserve, claims for refund, rights of offset and credits of all kind, including credit balances of or inuring to the benefit of Seller under any contract with suppliers or under any state unemployment compensation plan or fund or workers' compensation plan or fund and any claim for refund, right of offset or credit inuring to the benefit of Seller with respect to Seller's utility payments;

          (i) claims, rights and causes of action against third parties based on facts or circumstances arising or relating to the period prior to the Closing Date;

          (j) insurance proceeds, insurance policies and the cash surrender value of all life insurance owned by Seller;

          (k) rights and benefits under the Assumed Agreements and under all other contracts, agreements, arrangements, commitments or understandings, written or oral, expressed or implied, to which Seller is a party or by which it is bound, that relate to the Purchased Assets or the Business entered into in the ordinary course of business prior to the Closing Date;

          (l) forward orders and backlogs of unsold and uncompleted orders;

          (m) technical information, procedures, research records, records of invention, test information, and market surveys;

          (n) to the extent their transfer is permitted by the terms thereof and applicable law, permits, franchises, approvals and authorizations by governmental authorities or third parties required in connection with the ownership or possession of the Purchased Assets or the operation of the Business;

          (o) books and records, whether in physical, electronic or other media, including, without limitation, (i) financial records,
     (ii) mailing, distribution, customer and supplier lists, (iii) records with respect to pricing, production, engineering, product development, volume, payment history, costs, legal matters, Inventory, Machinery and Equipment, Intangible Rights and other assets, (iv) sales and purchasing materials, (v) manufacturing and quality control records and procedures and (vi) research and development files; and

          (p) goodwill associated with the Business, the right to carry on the Business as a going concern and all rights of Seller, if any, with respect to the name "Raytex."

     2.2 Excluded Assets.Seller shall retain and not transfer and Buyer shall not purchase or acquire the following assets (collectively, the "Excluded Assets"):

          (a) all rights, title and interest of Seller in this Agreement and the Related Agreements, including the right to receive payment of the Purchase Price,;

          (b) all cash and other property received or to be received by Seller under the terms of this Agreement and the Escrow
     Agreement;

          (c) all cash and cash equivalents (including commercial paper and marketable securities), other than cash up to an aggregate sum of $500 on hand at all locations owned or controlled by Seller on the Closing Date;

          (d) the security deposit held in respect of Seller's New York office space at 475 Park Avenue in the approximate amount of $14,000;

          (e) any property or assets transferred to Tietex prior to the Balance Sheet Date pursuant to the Tietex Sale Agreement;

          (f) all refunds of taxes relating to or arising out of the Business that were paid prior to the Closing; and

          (g)  those assets of Seller listed on Schedule 2.2.

                        ARTICLE III

                    ASSUMED LIABILITIES

     3.1 Liabilities Being Assumed. Subject to and upon the terms and conditions set forth in this Agreement, on the Closing Date and simultaneously with the transfer, conveyance and assignment to Buyer of the Purchased Assets, Buyer shall assume the Assumed Liabilities and no others.

     3.2 Excluded Liabilities. Except to the extent included in the Assumed Liabilities, no liabilities or obligations of Seller or of Parent (whether absolute, contingent, known or unknown, determinable or not determinable or otherwise, and whether relating to the Purchased Assets of the Business) shall be assumed by Buyer (the "Excluded Liabilities") including, without limitation, the following:

          (a) any obligations of Seller or Parent under any note payable or checks in transit;

          (b) any obligations of Seller or Parent under this Agreement or any liability of Seller or Parent arising from any breach of obligations hereunder or of any representation or warranty hereunder;

          (c) any liabilities or obligations of Seller arising by reason of any violation of federal, state or local law or any rule, regulation or other requirement of any governmental authority occurring prior to the Closing, including, without limitation, any environmental, health or safety laws or any Employment Laws;

          (d) any liabilities for any income taxes imposed by reason of the sale or conveyance of the Purchased Assets to Buyer, it being understood and agreed that Buyer will not be deemed to be Seller's or Parent's transferee with respect to any income tax liability;

          (e) except as provided in Sections 3.1 and 4.4 hereof, any liability of Seller or Parent in respect of any amount of federal, state, local or foreign taxes (including, without limitation, ad valorem, franchise, payroll or sales and use taxes) and any interest, penalties and additions to such taxes imposed by virtue of the operations of their businesses prior to the Closing, whether arising before, at or after the Closing; or

          (f) any liability or obligation of Seller for breach of contract, breach of warranty, or similar claim arising from products or services sold by Seller prior to the Closing and any other claims by customers and vendors existing prior to the Closing (except to the extent specifically included in the Assumed Current Liabilities and net of reasonable reserves for doubtful accounts, bad debts, product returns, credits and allowances reflected on the Final Statement of Purchased Assets and Assumed Liabilities) or any liability or obligation of Seller for products liability claims arising from products or services sold by Seller prior to the Closing;

          (g) any obligation or liability of any kind under any pension, profit-sharing or other employee benefit plan maintained currently or in the past by Seller or Parent, or under such employee benefit plan or agreement which Seller or Parent has any present or future obligation or liability or under which any of their respective employees has any present or future rights;

          (h) any liability with respect to (i) accrued vacation and bonuses (except to the extent specifically included in the Assumed Current Liabilities), (ii) severance, settlement or noncompetition payments, (iii) sick leave, payroll or other compensation and taxes related thereto (except for accrued payroll and related payroll taxes specifically included in the Assumed Current Liabilities) or
     (iv) insurance, continued insurance or COBRA benefits, bonus plans or other employee benefit plans or programs or policies and taxes related thereto arising in connection with the employment of any person by Seller, and any other liability or obligation to current, retired, deceased, disabled or former employees of Seller or their survivors or beneficiaries as of Closing, in each case arising from circumstances existing prior to the Closing;

          (i) any liability for medical expense claims of employees of Seller arising prior to the Closing in excess of the amount reserved for pending medical claims as reflected on the Estimated Statement of Purchased Assets and Assumed Liabilities;

          (j) any liability of Seller or Parent for environmental claims arising from circumstances existing prior to the Closing or other contingent or undisclosed liabilities existing prior to the Closing;

          (k) any liability of Seller in respect of injury to or death of any person or damage to or destruction of property occurring prior to the Closing and to the extent not paid by insurers under the terms of Golding's prepaid insurance policy;

          (l) any liability to Tietex under the Tietex Sale Agreement (except to the extent amounts payable to Tietex under Section 5.4 of the Tietex Sale Agreement are specifically included in Assumed Current Liabilities);

          (m) liabilities arising or accruing under any contract or agreement not included in the Assumed Liabilities; and

          (n) any liability of Seller or Parent arising after the Closing.

     Seller and Parent shall pay, as and when due, all of Seller's obligations, liabilities and commitments that are not specifically assumed by Buyer at the Closing, and Buyer shall not be liable for any of Seller's or Parent's obligations, debts or commitments except as expressly provided in Section 2.2 hereof.

                        ARTICLE IV

                PURCHASE PRICE AND CLOSING


     4.1 Purchase Price. Subject to the Purchase Price Decrease, if any, set forth in Section 4.5 hereof, the purchase price for the Purchased Assets (the "Purchase Price") shall consist of:

          (a) An amount equal to $60,000,000 minus the sum of (i) the outstanding principal amount under the Capital Lease as of the Closing Date, together with all interest accrued thereon and (ii) the amount of the "Initial Adjustment" (if any) as described in
     Section 4.3 below; and

          (b)  assumption of the Assumed Liabilities.

     4.2 Payment of the Purchase Price; Delivery of Escrow Amount. At the Closing, Buyer shall:

          (a) pay to Seller by wire transfer in immediately available funds, in accordance with written instructions delivered to Buyer by Seller prior to the Closing, the amount described in Section 4.1(a) hereof;

          (b) deliver to the Escrow Agent by wire transfer in immediately available funds, in accordance with written instructions delivered to Buyer by the Escrow Agent prior to the Closing, the Initial Escrow Amount; and

          (c) assume Seller's liabilities and obligations for and under the Assumed Liabilities.

     4.3 Initial Adjustment to Purchase Price. At or prior to the Closing Seller shall deliver to Buyer the Estimated Statement of Purchased Assets and Assumed Liabilities. The Purchase Price shall be reduced by an amount equal to the sum of (i) the amount by which the estimated Assumed Current Liabilities exceed $2,500,000, (ii) the amount by which the Short Term Working Capital as of the Balance Sheet Date as reflected on Schedule
4.6 exceeds the estimated Short Term Working Capital as reflected in the Estimated Statement of Purchased Assets and Assumed Liabilities (determined as if Assumed Current Liabilities were no more than $2,500,000) and (iii) the amount by which the Net Fixed Assets as of the Balance Sheet Date exceeds the estimated Net Fixed Assets as reflected in the Estimated Statement of Purchased Assets and Assumed Liabilities (such sum, the "Initial Adjustment").

     4.4 Ad Valorem and Other Taxes. Seller and Parent shall be responsible for any documentary transfer taxes imposed by reason of the transfer of the Purchased Assets to Buyer as provided herein and any deficiency, interest or penalty asserted with respect thereto. Buyer shall pay (i) the fees and costs of recording or filing the Deed and other conveyancing instruments described in Section 4.5 hereof and any applicable sales taxes imposed by reason of the transfer of the Purchased Assets and (ii) all real estate, ad valorem and other taxes, to the extent not previously due and payable, and all utilities payable with respect to the Purchased Assets, including, without limitation, the Seller's Real Property, Inventory and Machinery and Equipment. Such taxes and utilities payable shall be prorated between Seller and Buyer as of the Closing Date based on the number of days in the applicable period each party owned the Purchased Assets. If the tax and utilities bills with respect to such taxes and utilities payable for the year of the Closing Date or the period including the Closing shall reflect Seller's prorated portion of such taxes and utilities payable to be in excess of the amounts specifically included in the Assumed Current Liabilities, Seller and Parent jointly and severally agree to pay such excess amounts to Buyer within ten days after receipt of written notice from Buyer. In addition, if after the Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any taxes for any Purchased Assets for the year of the Closing or any prior year, any additional tax payment for any Purchased Assets required to be paid with respect to the year of the Closing shall be prorated between Buyer and Seller, and Seller and Parent jointly and severally agree to pay its prorated portion of any such additional tax payment to Buyer within ten days after receipt of written notice from Buyer.

     4.5 The Closing. The Closing shall take place at the offices of Schell Bray Aycock Abel & Livingston L.L.P., 230 North Elm Street, Greensboro, North Carolina 27401, at 10:00 a.m. local time on the Closing Date. All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceeding shall be deemed nor any document executed and delivered until all have been taken, executed and delivered. The transfer of the Purchased Assets to, and assumption of the Assumed Liabilities by, Buyer shall be deemed effective as of 12:01 a.m. Eastern Standard Time on the Closing Date. At the Closing, subject to all of the terms and conditions of this Agreement:

          (a) Seller and Parent shall deliver to Buyer the duly executed Bill of Sale.

          (b) Seller and Parent shall deliver to Buyer the duly executed Assignment of Copyrights.

          (c) Seller and Parent shall deliver to Buyer the duly executed Assignment of Patents and Trademarks.

          (d)  Seller shall deliver to Buyer the duly executed Deed.

          (e) Seller and Parent shall deliver to Buyer, in form and substance satisfactory to Buyer, such consents from third parties as Buyer may deem necessary or advisable to effect any assignment or transfer described in Section 2.1 (other than those consents listed on Schedule 9.4), including, without limitation, those consents required under Section 9.4 hereof.

          (f) Each of Seller and Parent shall deliver to Buyer copies of (i) its Certificate of Incorporation certified by the Delaware Secretary of State as of a recent date after the Merger (and, with respect to Seller, a copy of the Articles of Incorporation of Golding certified by the South Carolina Secretary of State as of a recent date prior to the Merger), (ii) its bylaws and (iii) resolutions of its Board of Directors (and, with respect to Seller, resolutions of Parent) authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which it is party and consummation of the transactions contemplated hereby and thereby, in each case certified by its Secretary or Assistant Secretary.

          (g) Each of Seller and Parent shall deliver to Buyer a certificate signed by its chief executive officer or chief financial officer to the effect that the respective representations and warranties of Seller or Parent, as the case may be, in this Agreement are true and correct on the Closing Date as though made thereon and that Seller or Parent, as the case may be, has performed or complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller or Parent, as the case, prior to or on the Closing Date.

          (h) Seller and Parent shall deliver to Buyer the Noncompetition Agreements duly executed by each of Seller, Parent and the individuals identified on Schedule 4.5(h), respectively.

          (i) Seller and Parent shall cause to be delivered to Buyer an opinion of Debevoise & Plimpton, special counsel to Seller and Parent, addressed to it and dated the Closing Date, in the form of
     Exhibit 11.

          (j) Seller and Parent shall deliver to Buyer, in a form satisfactory to Buyer, releases of all security interests in and Liens on the Purchased Assets (other than the Liens listed on Schedule 5.6 and Permitted Exceptions) including, without limitation, the UCC-3 termination statements described in Section
     9.8 hereof.

          (k) Seller and Parent shall deliver to Buyer the Estimated Statement of Purchased Assets and Assumed Liabilities.

          (l) Seller and Parent shall deliver to Buyer such other documents, certificates and instruments as are reasonably requested by Buyer to effect the transactions contemplated herein, including, without limitation, good standing certificates as of a recent date from their respective states of incorporation.

          (m) Buyer shall deliver the Purchase Price to Seller and the Initial Escrow Amount to the Escrow Agent as provided in Section 4.2 hereof.

          (n) Buyer shall deliver to Seller a copy of (i) its Articles of Incorporation, (ii) its bylaws and (iii) resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which it is party and consummation of the transactions contemplated hereby and thereby, in each case certified by its Secretary or Assistant Secretary.

          (o) Buyer shall deliver to Seller a certificate signed by its chief executive officer or chief financial officer to the effect that the representations and warranties of Buyer under this Agreement are true and correct on the Closing Date as though made thereon and that Buyer has performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

          (p) Buyer shall cause to be delivered to Seller and Parent, an opinion of Neil W. Koonce, general counsel to Buyer, addressed to them and dated the Closing Date, in the form of Exhibit 12.

          (q) Buyer and Seller shall execute and deliver to each other the Assignment and Assumption Agreement.

          (r) Buyer and Seller and the Escrow Agent shall execute and deliver the Escrow Agreement.

          (s) Buyer and Seller shall execute and deliver the Assignment and Assumption of Lease Agreements.

     4.6  Final Statement of Purchased Assets and Assumed Liabilities.

     (a) Within 45 days following the Closing Date, Seller and Seller's Accountants shall prepare and deliver to Buyer, at Seller's sole expense, an audited statement from the books and records of Seller reflecting the assets included within the Purchased Assets and the liabilities included within the Assumed Liabilities as of the Closing Date (including separate statements of Short Term Working Capital, Assumed Current Liabilities and Net Assets) but not reflecting the Excluded Assets and the Excluded Liabilities (the "Final Statement of Purchased Assets and Assumed Liabilities"). The Final Statement of Purchased Assets and Assumed Liabilities shall be determined in accordance with GAAP including normal audit adjustments (including without limitation, inventory and accounts receivable adjustments but excluding any taxes based upon income) with the observation and reasonable participation of Buyer and/or Buyer's Accountants. The Final Statement of Purchased Assets and Assumed Liabilities shall be accompanied by an independent auditors' report certifying the accuracy and completeness thereof. During the preparation of the Final Statement of Purchased Assets and Assumed Liabilities and the period of any disagreement within the meaning of Section 4.6(b) hereof, Buyer shall provide Seller, Parent and Seller's Accountants full access to the books, records, facilities and employees of the Business at all reasonable times and shall cooperate reasonably with Seller, Parent and Seller's Accountants in order to prepare the Final Statement of Purchased Assets and Assumed Liabilities or the auditor's report relating thereto or any such disagreement under Section 4.6(b) hereof.

     (b)  Buyer may disagree with the Final Statement of Purchased
Assets and Assumed Liabilities but only on the basis that (i) the Final Statement of Purchased Assets and Assumed Liabilities was not prepared in accordance with GAAP applied on a consistent basis with the Balance Sheet or (ii) a Purchase Price Decrease is payable as set forth in Section 4.6(c) hereof. In the event that Buyer so disagrees in good faith with the Final Statement of Purchased Assets and Assumed Liabilities, it shall notify Seller in writing within 14 days of the receipt of the Final Statement of Purchased Assets and Assumed Liabilities at which time Buyer and Seller shall make a good faith effort to resolve such disagreement.
If Buyer and Seller are unable to resolve such disagreement within 30 days after Buyer gives such written notice, Buyer and Seller shall direct their respective Accountants to select jointly a third independent accountant (the "Independent Accountant") to resolve the disagreement. Each of Buyer and Seller agrees to provide the Independent Accountant with such information as the Independent Accountant deems necessary or appropriate to resolve the disagreements. The Independent Accountant will be directed to complete its determination as to the disagreement as soon as reasonably practicable and the determination of the Independent Accountant as to the Final Statement of Purchased Assets and Assumed Liabilities shall be conclusive and binding on the parties hereto. The payment of the fees and expenses of the Independent Accountant shall be borne equally, one-half by Buyer and one-half by Seller, unless the Independent Accountant finds one party's position to be so unfounded as to justify a different allocation of the fees and disbursements of the Independent Accountant among the parties. Any such determination of the Independent Accountant shall be conclusive and binding upon Buyer and Seller.

     (c) For purposes of this Agreement, the "Final Determination Date" shall mean the date that is 14 days after Seller's Accountants' delivery to Buyer of the Final Statement of Purchased Assets and Assumed Liabilities unless Buyer has given timely notification of disagreement in which case it shall mean (i) the date on which Buyer and Seller agree on the Final Statement of Purchased Assets and Assumed Liabilities or (ii) the date on which the Independent Accountant has made its determination under Section 4.6(b) hereof. If the Final Statement of Purchased Assets and Assumed Liabilities (as accepted without timely notification of disagreement by Buyer, as agreed on by Buyer and Seller or as determined by the Independent Accountant) shall reflect a Purchase Price Decrease, Seller and Parent agree to pay Buyer the amount of the Purchase Price Decrease by wire transfer in immediately available funds, in accordance with written instructions delivered to Seller by Buyer, within five days of the Final Determination Date. For purposes of this Agreement, "Purchase Price Decrease" shall mean (i) the sum of (a) the amount by which Assumed Current Liabilities exceed $2,500,000, (b) the amount by which Short Term Working Capital as of the Balance Sheet Date as reflected on Schedule 4.6 exceeds the Short Term Working Capital as reflected in the Final Statement of Purchased Assets and Assumed Liabilities (determined as if Assumed Current Liabilities were no more than $2,500,000) and (c) the amount by which Net Fixed Assets as of the Balance Sheet Date exceeds the Net Fixed Assets as reflected in the Final Statement of Purchased Assets and Assumed Liabilities, less (ii) the Initial Adjustment.

     4.7 Tax Reporting. The parties hereto will report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with the allocation of the Purchase Price set forth on Schedule 4.7 and will file IRS Form 8594 on a basis consistent with such allocation, and no party or any of its affiliates will file a tax return or take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise. Any necessitated change to the allocation of the Purchase Price set forth on Schedule 4.7 as a result of a change in the Purchase Price, whether as a result of a Purchase Price Decrease or payment of part of the Escrow Amount to Seller, shall be made on a basis consistent with the reason(s) for the change in the Purchase Price and the parties hereto shall promptly agree on the final allocation of the Purchase Price on such basis.


                         ARTICLE V

    REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and Parent, jointly and severally, hereby unconditionally represent and warrant to Buyer that as of the date hereof and as of the Closing Date:

     5.1 Due Organization and Authority. Each of Seller and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Seller and Parent has all requisite corporate power and authority to own, operate, lease and use its properties and assets and to carry on its business as it is now being conducted. Seller is duly qualified as a foreign corporation and is authorized to do business in all jurisdictions in which the conduct of its business or the ownership of its properties requires Seller to be so qualified. Immediately prior to the Merger, Golding was duly qualified as a foreign corporation and was authorized to do business in all jurisdictions in which the conduct of its business or the ownership of its properties required Golding to be so qualified. A list of the jurisdictions in which Seller is qualified to do business and in which Golding was qualified to do business immediately prior to the Merger is set forth on Schedule 5.1.

     5.2 Due Authorization; Binding Obligation. Each of Seller and Parent has all necessary corporate power and authority to execute, deliver and perform this Agreement, the Related Agreements and the Other Documents to which it is a party and to consummate the transactions contemplated hereunder or thereunder. Such execution, delivery and performance has been duly authorized by all necessary action on the part of Seller and Parent and no other proceedings on the part of Seller or Parent are necessary to authorize this Agreement, the Related Agreements and the Other Documents to which it is a party and the transactions contemplated hereunder. Each of Seller and Parent have duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered each of the Related Agreements and the Other Documents to which it is a party. This Agreement is, and on the Closing Date each of the Related Agreement and the Other Documents to which Seller or Parent is a party will be, the valid and binding obligations of each of Seller and Parent enforceable against Seller and Parent in accordance with their respective terms.

     5.3 No Conflict or Violation; Consents. Neither the execution, delivery or performance by each of Seller of this Agreement, the Related Agreements or the Other Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (a) contravene or violate either Seller's or Parent's Articles or Certificate of Incorporation or bylaws, (b) except as set forth in Schedule 5.14 or
Schedule 5.24, violate, conflict with, result in a breach of, or entitle any party to terminate, or declare a default with respect to, any contract, lease, interest, judgment, order, decree, law, rule or regulation applicable to Seller, Parent or their businesses or to the Purchased Assets (with or without the giving of notice or the passage of time or both) or (c) except as set forth in Schedule 5.3, Schedule 5.14 and Schedule 5.24, require the consent, approval or authorization of any Person. Neither Seller nor Parent is a party to, or subject to, or bound by any agreement, instrument, judgment, injunction or decree of any court or governmental authority that may restrict or interfere with its performance of this Agreement, the Related Agreements or Other Documents to which it is a party.

     5.4 Financial Statements. Seller has heretofore delivered to Buyer a true and complete copy of the Financial Statements and the Interim Financial Statements. Except as set forth on Schedule 5.4, the Financial Statements and Interim Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods indicated, are in accordance with the books and records of Seller and present fairly in accordance with GAAP, as of their respective dates or the periods covered thereby, the financial position, cash flow and results of operations of Seller.

     5.5 No Adverse Changes. Except as set forth in Schedule 5.5, since the Balance Sheet Date, Seller has conducted its Business only in the ordinary course of business in accordance with Seller's past practices (without extraordinary or unusual transactions), all matters and transactions have been conducted in the ordinary course of business, and Seller has not:

          (a) suffered any damage, destruction or loss (whether or not covered by insurance) to any of its assets;

          (b) entered into any transaction, Contract or commitment (including any Assumed Agreement) other than in the ordinary course of business;

          (c) created or assumed any Lien on any of its properties or assets;

          (d) sold, transferred, leased or otherwise disposed of any of its properties or assets, except for sales of Inventory in the ordinary course of business and except for sales of other nonmaterial assets in the ordinary course of business, or cancelled, compromised, waived or released any right or claim of substantial value;

          (e) instituted or changed any bonus, profit sharing, pension, retirement or other similar arrangement or plan or made any increase in the compensation or benefits payable to any officer or employee or instituted or changed any bonus, percentage of compensation or other like benefit to or for the credit of any officer, employee or agent;

          (f) suffered any change, event or condition (including, without limitation, the loss of any customer or supplier) which has had or is likely to have a material adverse effect on the condition (financial or otherwise) of its properties, assets, liabilities, business or prospects;

          (g) incurred any obligation or liability, absolute, contingent or otherwise, whether due or to become due, other than in the ordinary course of business consistent with Seller's past practices;

          (h) made any writedown of the value of any of the Purchased Assets or any writeoff as uncollectible of any Accounts Receivable;

          (i) declared or paid any dividends or other distributions in respect of its capital stock;

          (j) purchased, redeemed or otherwise acquired, directly or indirectly, any of its capital stock;

          (k) issued or sold, or issued any rights to purchase or subscribe to, or subdivide or otherwise change, any shares of its capital stock; or

          (m)  agreed to do any of the foregoing.

     5.6 Title. Except as disclosed on Schedule 5.6, Seller has, and shall convey to Buyer at the Closing, good and marketable title to all of the Purchased Assets, free and clear from all Liens (except for Permitted Exceptions and the Assumed Liabilities).

     5.7 Machinery and Equipment. Schedule 5.7 is a list of all of Seller's Machinery and Equipment to be included in the Purchased Assets by major items (or categories of items, where appropriate), together with a description of each item (or category of items) and a statement of the date of acquisition and the location of each item (or category of items). The Machinery and Equipment are in a state of good condition and repair, in good working order, are sufficient for the operation of Seller's business as presently conducted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety standards or regulations, occupational safety and health laws and regulations) relating thereto currently in effect.

     5.8 Screen. The printing screens and related artwork and designs used by Seller in the Business are in good and usable condition and require no repairs or maintenance other than routine repair and maintenance in the ordinary course of business.

     5.9 Leases. Seller does not use or occupy in connection with the operation of its business any leased property, real or personal, except for the Leased Property, the Capital Lease and the operating leases listed on Schedule 1.4(c). The Capital Lease and such operating leases are in full force and effect and binding upon and enforceable against all parties thereto. Neither Seller, nor to the knowledge of Seller or Parent any other party thereto, is in default under the terms of any such lease, and Seller shall have fully performed all of its obligations thereunder through the Closing Date.

     5.10 Inventories.  Schedule 5.10 is a list of all Seller's
Inventory to be included in the Purchased Assets by description and location. Except as set forth in Schedule 5.10 or reserved against on the Estimated Statement of Purchased Assets and Assumed Liabilities, Seller's Inventory (i) consists exclusively of products of a quality and quantity usable or saleable in the ordinary course of Seller's business; (ii) is reasonable in amount for the ordinary course of business of Seller; and
(iii) has been records in the Financial Statements and Interim Financial Statements in accordance with GAAP.

     5.11 Accounts Receivable.  All of Seller's trade Accounts
Receivable have arisen in the ordinary course of business and all of Seller's Accounts Receivable will be collectible in full, without any discount or offset, in accordance with their terms (net of reasonable reserves for doubtful accounts, bad debts, product returns, credits and allowances reflected on the Final Statement of Purchased Assets and Assumed Liabilities). The Accounts Receivable are currently collected at a lockbox in Chicago, Illinois at Bank of America Illinois. The requirements of 31 U.S.C. Sectioned 3727 (the "Assignment of Claims Act") and any other applicable law have been (or, by Closing, shall have been) complied with to the extent necessary to effectively transfer the Accounts Receivable to Buyer.

     5.12 Assumed Liabilities.  With respect to the Assumed Liabilities:

          (a) the Assumed Current Liabilities were incurred in the ordinary course of Seller's business consistent with Seller's past practices or, with respect to the accrued expenses appearing on the Estimated Statement of Purchased Assets and Assumed Liabilities, incurred in connection with the transactions contemplated hereby;

          (b) the contracts and orders listed as Schedule 1.7(a) were entered into or made by Seller in the ordinary course of Seller's business consistent with Seller's past practices;

          (c) the contracts and orders listed on Schedule 1.7(b) were for goods and services necessary in the ordinary course of Seller's business and at prices and on terms no less favorable to Seller than those generally prevailing at the time the contract was entered into or the order was made; and

          (d) the operating leases, licenses, contracts and other agreements listed on Schedule 1.7(c) relate to the Purchased Assets or the business of Seller and were entered into in the ordinary course of Seller's business consistent with Seller's past practices.

     5.13 Intangible Property. Schedule 5.13 sets forth Seller's Intangible Rights (other than (i) unregistered trade secrets, know-how, processes, technology, computer software, blue prints, archives, designs, patterns, screens and related artwork and (ii) unregistered trademarks, copyrights, service marks and trade names not material to the Business), and there are no other patents, trademarks, copyrights, service marks or trade names used in the business of Seller as presently conducted or as being developed. The Intangible Rights are valid and enforceable to the extent permitted under applicable law. Seller owns and has the right to use all Intangible Rights and, except as to grants, licenses and franchises comprising a portion of the Intangible Rights (for which Seller and Parent make no representation), such use is free and clear of any liens, claims or rights of others and does not infringe on or otherwise violate any patent, trademark, copyright, service mark or trade name. Neither Seller nor Parent has received any written notice of any claim relating to any adversely held patent, invention, trademark, copyright, service mark or trade name of any other person or written notice of any claim of any other person relating to any of the Intangible Rights. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in the loss or impairment of any rights to the Intangible Rights listed on Schedule 5.13.

     5.14 Contracts. Schedule 5.14 is a list of all agreements, contracts, licenses, notes, loans, evidences of indebtedness, letters of credit, distributor agreements, franchise agreements, undertakings, employment agreements, obligation, commitments, guaranties and other executory commitments to which Seller is a party, whether oral or written, express or implied, including without limitation all outstanding forward purchase commitments and agreements to pay for goods in transit that are in excess of $1,000 individually and $10,000 in the aggregate, and all purchase orders, leases, agreements and other contracts that are in excess of $1,000 individually and $10,000 in the aggregate (collectively, the "Contracts"). Except as set forth on Part II of Schedule 5.14, Seller has furnished to Buyer true and complete copies of all written Contracts listed on Schedule 5.14 and a description of the material terms of all oral Contracts and all contracts and other agreements requiring payment to or by any party in excess of $1,000 currently in negotiation or proposed by Seller. Schedule 5.14 specifically identifies those Contracts that require the consent of a third party to their assignment. Each of the Contracts is valid and binding on and enforceable against Seller and respective party thereto, and in full force and effect. Except as described on Schedule 5.14, there are no uncured breaches or defaults, by Seller or, to the knowledge of Seller or Parent, the other respective party or parties thereto, in any of the Contracts and no party has repudiated any term of any of the contracts. Except as set forth in
Schedule 5.14, the enforceability of any Contract (including, without limitation, any Contract relating to Intangible Rights) will not be affected in any manner by the execution, delivery and performance of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

     5.15 Insurance. Schedule 5.15 attached hereto is a true and correct list of all policies of insurance owned and/or maintained by Seller, including without limitation, property and casualty, liability, title, and worker's compensation, together with policy numbers, identity of insurers, and a brief description of the nature of insurance included under each such policy. Such policies are in full force and effect and insure against risks and liabilities to an extent and in a manner customary in Seller's business. There are no outstanding unpaid claims under any such policy. Seller has not received any written notice of cancellation or nonrenewal of any such policy or written notice that any insurance premiums will be materially increased in the future or written notice that any insurance coverage listed on Schedule 5.15 will not be available in the future on substantially the same terms as now in effect.

     5.16 Compliance; Permits. Except as set forth in Schedule 5.16, Seller, its business and its assets are in compliance in all material respects with all applicable statutes, ordinances, rules, regulations, requirement and orders of governments and governmental bodies (including but not limited to, all applicable zoning, building and other ordinances, regulations and codes), and, during the past three years, Seller has not received any notice asserting any noncompliance therewith. Seller has rectified any noncompliance set forth in any such notice received by Seller prior to the three-year period immediately ending. Seller has, and
Schedule 5.16 is a true and correct list of, all governmental and regulatory licenses, permits, authorizations and approvals necessary to carry on the Business as it is currently being conducted, or obtained by Seller for the conduct of the Business and/or the ownership and operation of its properties and assets, including without limitation a complete and accurate list of all governmental and regulatory environmental permits currently in effect, and a description of any such permits applied for but not yet issued, with respect to the Real Property or the operation of the Business, including by way of illustration and not by way of limitation, all applicable National Pollutant Discharge Elimination system permits, air quality permits, and permits for generation, storage, treatment or transportation of hazardous wastes. Seller has delivered to Buyer complete and accurate copies of all such licenses, permits, authorizations and approvals each of which is currently valid and in full force and effect and, except as set forth in Schedule 5.16, may be fully assigned to Buyer at the Closing. Except as set forth in Part II of Schedule 5.16, Seller and Parent have executed and filed any and all assignments, permit transfer applications and notices to governmental and regulatory agencies necessary to transfer such governmental and regulatory licenses or permits to Buyer or keep such licenses, permits, authorizations, and approvals in full force and effect after the Closing.

     5.17 Litigation. Except as listed on Schedule 5.17, there are no actions, suits or proceedings pending or, to the knowledge of Seller and Parent, threatened against Seller or Parent and neither Seller nor Parent knows of any basis therefor.

     5.18 Books and Records. The minute books and books of accounts of Seller relating to the Business and the Purchased Assets are substantially complete and correct in all material respects.

     5.19 Employment Matters. Seller is not a party to any collective bargaining agreement with any labor union or any local or subdivision thereof; there is no current or, to the knowledge of Seller and Parent, threatened union organizing activity among the employees of Seller; and there have been no unfair labor practice complaints or actions filed or threatened against Seller. No union representation questions relating to Seller are pending before the National Labor Relations Board or before any similar agency in any state. Seller is not and during the three-year period prior to the date hereof, Seller has not been in violation in any material respects of any federal, state or foreign laws respecting employment, employment practices, terms and conditions of employment, wages and hours, collective bargaining, worker safety, employee insurance, unfair labor practices or the withholding and payment of FICA, Medicare and related taxes ("Employment Laws"). Except as described in Schedule 5.19, Seller is not a party to any employment contract, consulting contract or similar arrangement with any employee or person. Schedule
5.19 includes a list of Seller's employees, together with their titles or job descriptions, lengths of service, rates of compensation (regardless of form) and information as to any bonus or incentive pay, deferred or other compensation to which they are entitled or for which they are eligible and any special arrangements, oral or written, with respect to their employment.

     5.20 Taxes. Each of Seller and Parent has filed all federal, state and local tax and other returns and reports relating to the Business or the Purchased Assets required to be filed on or before the Closing; all information reported on such returns is true, accurate and complete; and each of Seller and Parent has paid or accrued (i) any and all taxes shown to be due on such returns and reports, including, without limitation, those due in respect of properties, income, franchises, licenses, sales and payrolls, (ii) all deficiencies and assessments of taxes of which notice has been received by Seller or Parent that are or may become payable by Buyer as a Lien upon the Purchased Assets and (iii) all other taxes due and payable on or before the Closing for which neither filing of tax returns or reports nor notice of deficiency or assessment is required, of which Seller or Parent is or should be (or by the Closing will be or should be) aware that are or may become payable by the Buyer as a Lien upon the Purchased Assets. Each of Seller and Parent has made all payments of estimated income tax due through the date hereof and all withholdings of tax relating to the Business or the Purchased Assets required to be made under all applicable United States, state and local tax regulations or such taxes have been accrued, reserved against and entered upon the books of Seller or Parent, as the case may be. Except as set forth in Section 5.20, neither Seller nor Parent has executed or filed with the Internal Revenue Service or any other taxing authority, domestic or foreign, any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes.

     5.21 Customer and Suppliers. Schedule 5.21 is a true and complete list of Seller's ten largest customers and ten largest suppliers for the twelve months ended September 30, 1994, measured by dollar volume in each case. During the past twelve months, neither Seller or Parent has received notice or indication that any customer or supplier of Seller will terminate or substantially reduce its business with Seller, whether as a result of this Agreement or otherwise and, to the knowledge of Seller and Parent, there is no customer or supplier of Seller that intends to so terminate or substantially reduce its business.

     5.22 Absence of Undisclosed Liabilities. Immediately prior to the Closing there will be no liability or obligation of any nature or in any amount (whether known or unknown, absolute, accrued, contingent or otherwise) against Seller, or any of its assets or properties, not reflected on or reserved against on the Balance Sheet (including the notes thereto), except (i) as set forth in Schedule 5.22 and (ii) and any liability or obligation, the incurrence of which would not result in a breach of any of the representations and warranties contained in Section
5.5 hereof.

     5.23 Real Property. Seller has, or as of the Closing Date, Seller shall have, good and marketable title to the Real Property, free and clear of all Liens except for Permitted Exceptions and the Liens listed on
Schedule 5.6. Schedule 5.23 contains a complete and correct list of all of the Real Property owned by Seller and used in its business, including the address of the Real Property and a description of all leases, licenses or other rights to possession thereof (true and complete copies of which, including all amendments thereto, have been furnished to Buyer prior to Closing). The buildings, structures and other improvements included within the Real Property comply in all material respects with all applicable restrictions, building ordinances and zoning ordinances and all regulations of the applicable health and fire departments, and, except as set forth in Schedule 5.23, no material alteration, repair, improvement or other work has been performed in respect to such improvements within the last 12 months. The improvements and the mechanical systems situated therein, including without limitation the heating, electrical, air conditioning and plumbing systems, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used, and the roof of each improvement is in satisfactory condition and is not in need of current repair. Except for Permitted Exceptions, the Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any law, code, ordinance, rule, regulation or order affecting the Real Property, and the continued existence, use, occupancy and operation of the improvements and the right and ability to repair and/or rebuild such improvements in the event of casualty, is not dependent on any special permit, exception, approval or variance. Except for Permitted Exceptions, there are no encroachments upon any of the Real Property, and no portion of any building, structure or improvement owned by Seller encroaches upon any property not included within the Real Property or upon the area of any easement affecting the Real Property. The improvements constituting the Real Property have direct access, adequate for the operation of the business of Seller in the ordinary course, to a public street adjoining the Real Property on which such improvements cross or encroach upon any property or property interest not owned by Seller. There are no pending or, to the knowledge of Seller and Parent, threatened, actions, suits, judgments, summons or proceedings, condemnations or sales in lieu thereof arising out on any laws of any entity or authority having jurisdiction over the Real Property. Seller has received no notice and has no actual knowledge of any pending levies, Liens or special assessments to be made against the Real Property by any authority (except for unpaid real estate taxes and assessments not yet due and payable). There are no sale contracts, lease agreements, options to purchase or rights of first refusal with respect to any aspect of the Real Property now in effect between the Seller and any party other than the Buyer. All bills for labor, services, materials and utilities and all trade accounts which are in any way connected with or arise from the acquisition, development or operation of the Real Property and any improvements located thereon are current and, except to the extent included in the Assumed Current Liabilities, shall be paid in full by Seller before such bills become overdue.

     5.24 Leased Property. Schedule 5.24 sets forth a complete and correct list of the Leased Property, including the address. Each of the leases of the Leased Property listed on Schedule 5.24 hereto is in full force and effect and constitutes a legal, valid and binding obligation of the Seller. Each lease which requires the consent or authorization of the lessor in order to affect the assignment or transfer of such lease of Leased Property to the Buyer is identified on Schedule 5.24 hereto. There is not under any lease of Leased Property any uncured default of the Seller, or, to the knowledge of Seller or Parent, of any other parties thereto (or any event or condition which with notice or lapse of time or both would constitute a default) and Seller has in all material respects performed all of the obligations required to be performed by it through the date hereof with respect to the Leased Property. Seller enjoys peaceful and undisturbed possession of all the Leased Property. To the knowledge of Seller and Parent, the Leased Property has received all material approvals (including licenses and permits and a certificate of occupancy or other evidence of lawful occupancy of each such Leased Property) required in connection with the operation thereof, and have been operated and maintained in all material respects in accordance with applicable laws, rules and regulations. To the knowledge of Seller and Parent, there are no pending or threatened condemnation proceedings with respect to the Leased Property, or litigation or administrative actions relating to the Leased Property. Except as set forth on Schedule 5.24, there are no subleases, licenses, options, rights, concessions or other agreements or arrangements, written or oral, pursuant to which Seller has granted to any person the right to use or occupy such Leased Property or any portion thereof or interest therein. To the knowledge of Seller and Parent, the improvements constructed by Seller on the Leased Property are in good operating condition and repair without any material structural or mechanical defects of any kind. Neither Seller nor Parent has received notice of any special assessment relating to the Leased Property or has knowledge of any pending or threatened special assessment.

     5.25 Employee Benefit Plans. Schedule 5.25 contains a list of all employee benefit plans and programs maintained by Seller, including but not limited to pension, retirement, profit sharing, deferred compensation, stock option, stock ownership, severance, vacation, bonus or other incentive plans, all other written or oral employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all material medical (including post-retirement medical), vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by or contributed to by Seller or Parent or any of their subsidiaries or any affiliate thereof for the benefit of Seller's employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries (the "Employee Benefit Plans"). True and correct copies of all documents relating to each such Employee Benefit Plan have been delivered to Buyer. Except as disclosed on Schedule 5.25:

          (a) all contributions to each Employee Benefit Plan providing for contributions have been made on a timely basis and in an amount at least equal to that required by law and under such plan;

          (b) each "pension plan" within the meaning of Section 3(2) of ERISA, constitutes a tax-qualified retirement plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and is exempt from taxation pursuant to Section 501(a) of the Code;

          (c) Seller has never maintained any defined benefit plan within the meaning of Section 414(j) of the Code;

          (d) each Employee Benefit Plan has been maintained in all material respects in accordance with its terms and conditions and the applicable provisions of ERISA and the Code, and rules and regulations promulgated pursuant thereto, including without limitation the filing of all required reports, documents and notices with the Internal Revenue Service, the United States Department of Labor, and the Pension Benefit Guaranty Corporation;

          (e) there are no investigations, proceedings, or lawsuits pending or, to the knowledge of Seller or Parent, threatened, against any Employee Benefit Plan by any administrative agency, whether local, state or federal, or by any participant, beneficiary or fiduciary and there is, to the knowledge of Seller or Parent, no reasonable basis for any such claims;

          (f) all amendments required to have been made prior to the date hereof to comply with applicable law have been adopted with respect to each Employee Benefit Plan;

          (g) all applicable local, state and federal income tax withholding obligations have been satisfied with respect to all benefits paid under each Employee Benefit Plan; and

          (h) Seller has never contributed to or otherwise participated in any multiemployer plan (as defined in Section 3(37) of ERISA.

     5.26 Environmental Matters.  Except as set forth in Schedule 5.26:

          (a) with respect to the ownership, use, maintenance and operation of the Real Property and the conduct of its business, Seller is in compliance in all material respects with all applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation (i) the Clean Air Act, the Clean Water Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act (and any amendments or extensions of any of them), and (ii) all other applicable environmental requirements;

          (b) without limiting the generality of Section 5.26(a), Seller (i) has operated its Real Property, and has at all times received, handled, used, stored, treated, shipped and disposed of all hazardous substances, petroleum products and wastes, and (ii) has removed from the Real Property, including the subsurface, all hazardous substances, petroleum products and wastes and any contamination of the Real Property resulting therefrom, in each case to the extent required by, and in compliance in all material respects with, all applicable environmental, health or safety statutes, ordinances, orders, rules, regulations, permits and requirements;

          (c) there are no statutes, orders, rules, regulations or permits relating to environmental matters presently requiring any work, repairs, construction or capital expenditures with respect to the Real Property;

          (d) neither Seller nor Parent has been informed in writing that any hazardous or toxic materials, substances, pollutants, contaminants or wastes managed by Seller have been released, nor has Seller released any of same, into the environment, or deposited, discharged, placed, recycled or disposed of at or on the Real Property or any other property (or that any condition constituting a threatened release exists), nor has Seller at any time used the Real Property as a landfill or waste disposal site;

          (e) no written notice of any violation of any matter which would cause any of the representations and warranties contained in Sections 5.26(a) through 5.26(d) relating to the Real Property or its use to be false or materially misleading has been received by Seller or Parent, and there are no writs, injunctions, decrees, orders or judgments outstanding, and no lawsuits, claims, proceedings or investigations pending or threatened, relating to the ownership, use, maintenance or operation of the Real Property, nor, to the knowledge of Seller or Parent, is there any basis for such lawsuits, claims, proceedings or investigations being instituted or filed; and

          (f) there are not now any underground storage tanks located on the Real Property and all underground storage tanks previously located on the Real Property were removed in accordance with all applicable environmental laws and regulations.

     5.27 Seller. As of the Closing Date, Seller shall have no assets or liabilities other than those transferred to, or assumed by, Seller pursuant to the Merger.

     5.28 Utilities. Seller has had sufficient power, fuel oil, natural gas and water supplies and adequate sewage, waste disposal and air emission systems for the operation of its business, and, all such supplies and systems have been and are in compliance in all material respects with all federal, state and local environmental and other regulatory laws and regulations. To the knowledge of Seller and Parent, the supplies and systems, including utility services referred to in this Section 5.27 will be available to Buyer subsequent to the Closing.

     5.29 Solvency; Bankruptcy Filings. Each of Seller and Parent is solvent and has not incurred nor does it intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and of amount to be payable on or in respect of debts of it). Each of Seller's and Parent's cash flow, after taking into account all anticipated uses of its cash, will at all times be sufficient to pay all amounts on or in respect of its debts when such amounts are required to be paid. Neither Seller or Parent is contemplating any voluntary bankruptcy filing under federal or state bankruptcy or insolvency laws nor has Seller or Parent received any information to indicate that an involuntary bankruptcy filing may be commenced against either of them.

     5.30 Stock Ownership. Parent beneficially owns all of the issued and outstanding capital stock of Golding and Seller, and Schedule 5.30 describes the legal, beneficial, direct and indirect ownership of the capital stock of Golding and Seller by Parent and its subsidiaries.
Except as set forth on Schedule 5.30, there are not outstanding any equity or other securities, rights, options, warrants or agreements under the terms of which the holders thereof or the parties thereto or the beneficiaries thereof have the right to acquire, by purchase, conversion, exchange or otherwise, capital stock of Golding or Seller. Except as set forth in Schedule 5.30, neither Golding nor Seller own any capital stock, joint venture or partnership interest in any corporation or entity.

     5.31 Names. All assumed names, trade names and other names under which Seller had operated or done business within the past five years are set forth on Schedule 5.31.

     5.32 No Brokerage. Neither Seller nor Parent has incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or like payments in connection with this Agreement, the Related Agreements to which it is party or the transactions contemplated hereby and thereby.

     5.33 No Misstatements or Omissions. No representation or warranty contained in the Agreement (including its schedules and exhibits) or in any Related Agreement or Other Document to which Seller or Parent is a party contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein or herein not misleading.


                        ARTICLE VI

          REPRESENTATIONS AND WARRANTIES OF BUYER

     To induce Seller and Parent to enter into this Purchase Agreement and to consummate the transactions contemplated herein, Buyer represent and warrants as follows:

     6.1 Due Authorization and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite corporate power and authority to own, operate, lease and use its properties and assets and to carry on its business as it is now being conducted.

     6.2 Due Authorization; Binding Obligation. Buyer has all necessary corporate power and authority to make, execute, deliver and perform this Agreement, the Related Agreements and the Other Documents to which it is a party and to consummate the transactions contemplated hereunder or thereunder. Such execution, delivery and performance has been duly authorized by all necessary action on the part of Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement, the Related Agreements and the Other Documents to which it is a party and the transactions contemplated hereunder or thereunder. Buyer has duly executed this Agreement and on the Closing Date will have duly executed and delivered each of the Related Agreements and the Other Documents to be delivered by Buyer hereunder. This Agreement is and as the Closing Date each of the Related Agreements and Other Documents to be delivered hereunder by Buyer will be, the valid and binding obligation of Buyer enforceable against it in accordance with their respective terms.

     6.3 No Conflict or Violation; Consents. Neither the execution, delivery or performance of this Agreement, the Related Agreements or the Other Documents to which Buyer is a party nor the consummation of the transactions contemplated hereby or thereby will (a) contravene or violate Buyer's Articles of Incorporation or bylaws, (b) violate, conflict with, result in a breach of, or entitle any party to terminate, or declare a default with respect to, any contract, lease, interest, judgment, order, decree, law, rule or regulation applicable to Buyer or its business (with or without the giving of notice or the passage of time or both), or (c) require the consent, approval or authorization of any person, firm, corporation or government entity, which consent or approval has not been obtained. Buyer is neither a party to subject to nor bound by any agreement, instrument, judgment, injunction or decree of any court or governmental authority that may restrict or interfere with its performance of this Agreement.

     6.4 No Brokerage. Buyer has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or like payments in connection with this Agreement, the Related Agreements to which it is party or the transactions contemplated hereby and thereby, except for any obligations, if any, to Prudential Securities, Inc., for which Buyer shall be solely responsible.

     6.5 No Misstatements or Omissions. No representation or warranty contained in this Agreement (including its schedules and exhibits) or in any Related Agreement of Other Document to which Buyer is a party contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein or herein not misleading.

     6.6 Knowledge of Violations. Buyer's officers have no actual knowledge that Seller or Parent is in violation of any of the representations and warranties contained in Sections 5.7, 5.8, 5.10 and
5.23 hereof.


                        ARTICLE VII

              COVENANTS OF SELLER AND PARENT

     7.1 Conduct of Business. Seller and Parent covenant and agree with Buyer that, from the date hereof to the Closing, Seller will and Parent will cause Seller to:

          (a) conduct and operate the Business only in the ordinary course and in a manner consistent with prior and current business practices and operations;

          (b) use all reasonable efforts to preserve intact its present business organization, keep available the service of its present officers and employees, and preserve its relationships with its customers and suppliers;

          (c) maintain all of its property in a state of good repair and in good working order (subject to normal wear and tear), and continue to carry and keep in effect its existing insurance policies or substitute policies providing substantially equivalent coverage;

          (d) maintain its books, accounts and records in a manner consistent with Seller's past practices; and

          (e) duly comply in all material respects with all laws applicable to it and to the conduct of the Business.

     7.2 Negative Covenants. Seller and Parent jointly and severally covenant and agree that, from the date hereof to the Closing, except with the prior written consent of Buyer, Seller will not and Parent will not permit Seller to:

          (a) take any action or omit to take any action that would result in a breach of any of the representations and warranties set forth in Section 5.5 hereof as if they had been made as of the Closing Date;

          (b) make any change in its insurance coverage or modify or amend any Contract for insurance or fail to pay when due premiums thereon;

          (c) except to the extent required by the employment agreements described on Schedule 5.19, increase in any manner the compensation of any of its agents or employees (other than regularly scheduled increases to nonofficer employees in the ordinary and usual course of business), pay any bonuses not required by an existing program, pay or agree to pay to any of its officers or employees any pension or retirement allowance not required by any existing plan, or enter into, extend or modify, or undertake any commitment to enter into, extend or modify any employment agreement with or for the benefit or any person;

          (d) transfer, dispose of or permit the lapse of any Intangible Right or disclose to any Person any trade secret, formula, process, or know-how;

          (e) take any action that would interfere with or prevent performance of this Agreement;

          (f) lease or acquire in any manner any property other than in the ordinary course of business;

          (g)  enter into any agreement relating to the Purchased
     Assets, services to be performed or goods to be produced, other than agreements for the purchase or sale of Inventory in the ordinary course of business;

          (h) fail to perform in any material respect any obligations under any Contract, which failure would have an adverse effect on its business;

          (i) change its credit policies as to the extension of trade credit or the collection of receivables; or

          (j)  enter into, modify, amend or cancel any material
     Contract or understanding relating to the Business.

     7.3 Access to Facilities, Records, Employees, Etc. Between the date hereof and the Closing Date, at the reasonable request of Buyer, Seller and Parent shall give or cause to be given to the authorized representatives of Buyer full access at all reasonable times, for purposes of its due diligence investigations, to all of Seller's facilities and properties and to all of Seller's and Parent's books, records, documents and files of every character related to the Business and the Purchased Assets and Assumed Liabilities (to the extent not prohibited by law); provided, however, that Buyer and its representatives shall use all reasonable efforts to minimize any interference with respect to such investigation on the business operations of Seller. Buyer and its authorized representatives shall be entitled to make copies of such books, records, documents and files or other information requested by Buyer and related to the business operations of Seller. Seller and Parent shall cooperate with Buyer in conducting such investigation and promptly upon Buyer's request shall also provide Buyer and its authorized representatives reasonable access to Seller's employees, customers and suppliers during normal business hours to the extent reasonably deemed by Buyer to be necessary in connection with its due diligence investigations. Such employees shall be instructed to and such customers and suppliers shall be requested to cooperate with Buyer and to provide such information as Buyer and its authorized representatives may reasonably request. Buyer agrees that it will use its best efforts to cause its directors, officers, employees, agents and representatives to keep all information obtained pursuant to such investigations confidential and to return such information promptly in the event the transactions contemplated hereby are not consummated.


                       ARTICLE VIII

    CONDITIONS TO THE OBLIGATIONS OF SELLER AND PARENT

     The obligations of Seller and Parent under this Agreement are subject to the fulfillment of the following conditions prior to or on the Closing Date:

     8.1 Representations and Warranties. Each of the representations, warranties covenants and agreements of Buyer contained in this Agreement and in any Related Agreement or Other Document shall have been true and accurate as of the date when made and shall be deemed to be made again on and shall be true and accurate as of the Closing Date.

     8.2 Covenants and Conditions. Buyer shall have duly performed and complied fully with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

     8.3 No Litigation or Governmental Proceedings. No action or proceeding shall have been instituted before any court or governmental body by any third party to restrain or prohibit, or to obtain damages in respect of, the consummation of this Agreement. No party to this Agreement shall have received written notice from any governmental body of
(i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation into the consummation of this Agreement or (ii) the actual commencement of such an investigation. Buyer shall give notice to Seller or Parent of any such intent, investigation or inquiry promptly upon receipt of notice of its occurrence.

     8.4 Waiting Periods. All waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall have expired or been terminated.

     8.5 Execution and Delivery Requirements. Buyer shall have executed and delivered the documents and opinions that it is required to execute and deliver for the Closing pursuant to Section 4.5 hereof.


                        ARTICLE IX

          CONDITIONS TO THE OBLIGATIONS OF BUYER

     The obligations of Buyer under this Agreement are subject to the fulfillment of the following conditions prior to or on the Closing Date:

     9.1 Representations and Warranties. Each of the representations and warranties of Seller and Parent contained in this Agreement and in any Related Agreement shall have been true and accurate as of the date when made and shall be deemed to be made again on and shall be true and accurate as of the Closing Date.

     9.2 Covenants and Conditions. Seller or Parent, as the case may be, shall have duly performed and complied fully with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller or Parent, as the case may be, prior to or on the Closing Date.

     9.3 No Litigation or Governmental Proceedings. No action or proceeding shall have been instituted before any court or governmental body by any third party to restrain or prohibit, or to obtain damages in respect of, the consummation of this Agreement. No party to this Agreement shall have received written notice from any governmental body of
(i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation into the consummation of this Agreement or (ii) the actual commencement of such an investigation. Seller or Parent shall give notice to Buyer of any such intent, investigation or inquiry promptly upon receipt of notice of its occurrence.

     9.4 Consents and Approvals. All consents, approvals, authorizations and filings required to be obtained or made for the valid and effective transfer to Buyer of the Purchased Assets and consummation of the transactions contemplated by this Agreement and the Related
Agreements shall have been obtained or made (other than (i) those governmental and regulatory licenses, permits, authorizations, approvals and filings set forth in Part II of Schedule 5.16 and (ii) those nongovernmental and nonregulatory consents, approvals and assignments set forth in Schedule 9.4), including, without limitation, those identified on
Schedule 5.3 and Schedule 5.14, those with respect to the Capital Lease and the Tietex Sale Agreement, consents required from the government of the United States under the Assignment of Claims Act or 41 U.S.C. Sectioned 15 (the "Assignment of Contracts Act") or any other applicable law and all other consents to the assignment to or assumption by Buyer of all Contracts, licenses, permits, leases, and other instruments and rights of Seller included in the Purchased Assets that require the consent of any third party by reason of the transactions provided for in this Agreement.

     9.5 No Adverse Change. Except as set forth on Schedule 5.5, there shall have been no material adverse change in the operations, business, properties, Purchased Assets or condition (financial or otherwise) of Seller since the Balance Sheet Date.

     9.6 Title Insurance. Buyer shall have obtained, at its expense, a binding commitment for the issuance of an owner's title insurance policy insuring Buyer's title in the Real Property as good, valid and marketable fee simple title, free and clear of all Liens other than Permitted Exceptions and the Liens listed on Schedule 5.6. A current survey of the Real Property which is reasonably acceptable to Buyer shall be obtained by Buyer prior to Closing and certified to Buyer and Seller. The commitment shall be marked prior to or at Closing by a representative of the issuer so as to satisfy all requirements as to the issuance of a policy pursuant thereto, advance the effective date to the date of filing of the Deed in the applicable public records and result in a binding obligation on the part of the title company to issue a final policy pursuant thereto.

     9.7 Licenses and Permits. Except as set forth on Schedule 9.4, all licenses and permits necessary for the conduct of the Business shall have been assigned to Buyer effective as of the Closing Date, with all necessary consents to permit Buyer to operate the business of Seller under such permits and licenses.

     9.8 Termination of Liens. All Liens on the Purchased Assets other than those referred to Schedule 5.6 and Permitted Exceptions shall have been terminated pursuant to written instruments in form and substance reasonably satisfactory to Buyer, and Seller shall have delivered to Buyer, in form and substance reasonably satisfactory to Buyer, UCC-3 termination statements, executed on behalf of the applicable secured party and Seller, relating to each of the Liens listed on Schedule 9.8.

     9.9 Employment Related Payments. Seller shall have paid or accrued all wages, commissions, salaries, holiday and vacation pay, bonuses and past service claims of the employees and salesmen of Seller then or previously due and payable and shall have made (or will be holding in trust for the beneficiaries thereof and will thereafter pay on or before the due date for payment) all proper deductions, remittances and contributions for employees' wages, commissions and salaries required under all contracts and statutes (including without limitations, health, hospital and medical insurance, group life insurance, workers' compensation, unemployment insurance, income tax, FICA taxes and the like) and wherever required by such contracts and/or statutes, all proper deductions and contributions from its own funds for such purposes. Except to the extent included in the Assumed Liabilities, Buyer assumes no liability for any amounts of the foregoing attributable to periods ending on or prior to the Closing which have been paid or should have been paid to or for the benefit of, or withheld from, any employee or salesman of Seller.

     9.10 Lockboxes. Seller shall have assigned and transferred to Buyer all interest in any lockboxes relating to the Accounts Receivable (except those lockboxes which shall have been closed by Seller on or prior to the Closing) and shall have caused any lender, lockbox agent or other Person with an interest therein to assign all their interests to Buyer as of the Closing and to agree to immediately forward to Buyer any and all Accounts Receivable they may receive after the Closing.

     9.11 Waiting Periods. All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

     9.12 Execution and Delivery Requirements.  Each of Seller and
Parent shall have executed and delivered the documents and opinions that it is required to execute and deliver for the Closing pursuant to Section
4.5 hereof.


                         ARTICLE X

                      INDEMNIFICATION

     10.1 Indemnification of Buyer. Subject to the limitations contained in this Article X, Seller and Parent, jointly and severally, hereby indemnify, defend and hold Buyer harmless from and against any and all Losses (as defined in Section 10.3) by reason of, or arising out of, any of the following:

          (a) any breach of any representation or warranty made by Seller or Parent in this Agreement or in any Related Agreement or Other Documents; provided, however, that if the facts and circumstances giving rise to a Purchase Price Decrease also result in a breach of any of Seller's or Parent's representations and warranties under this Agreement or a claim under clauses (b) through
     (h) of this Section 10.1 or under the last paragraph of Section 3.2 hereof, Seller shall only be entitled to receive the amount of the Purchase Price Decrease in accordance with Section 4.6 or the amount of such other claim, as the case may be, and shall not be entitled to duplicative indemnification for any such breach;

          (b) any failure by Seller or Parent to perform or fulfill any of its covenants or agreements set forth in this Agreement or in any Related Agreement or Other Document;

          (c) the failure of Seller or Parent to pay when due or otherwise to perform any of their respective liabilities other than the Assumed Liabilities;

          (d) any liability or obligation for breach of contract, breach of warranty, or similar claim arising from products or services sold by Seller prior to the Closing (except to the extent expressly included in the Assumed Current Liabilities and net of reasonable reserves for doubtful accounts, bad debts, product returns, credits and allowances reflected on the Final Statement of Purchased Assets and Assumed Liabilities); provided, however, that the amount of any indemnification payment by Seller or Parent in respect of any such claim shall be net of the value of any goods returned and resold (after taking into account reprocessing costs);

          (e) any liability or obligation for products liability claims arising from products or services sold by Seller prior to the Closing;

          (f) any employment dispute, claims and/or charges related to Seller's or Parent's acts, omissions of misconduct prior to the Closing Date, including, without limitation, claims, charges or actions filed by current or former employees of the Seller or applicants for employment with the Seller under the Employment Laws;

          (g) any actual or threatened claim, suit, action or proceeding arising out of or resulting from Seller's or Parent's conduct (except to the extent expressly included in the Assumed Liabilities) including, but not limited to any claim, suit, action or proceeding by Parent's shareholders as a result of the transactions contemplated by this Agreement; and

          (h) any environmental contamination or pollution (including any release or threatened release of hazardous substances, petroleum products or wastes) on the Real Property, or any improvements thereon, which occurred on or prior to the Closing Date; or any contamination or pollution of any other property resulting from the operation of the business of Seller on or prior to the Closing Date; or any remediation, containment or cleanup of the Real Property or such other property required by applicable governmental authorities or otherwise necessary to protect Buyer from liability related to such contamination or pollution; or any violations of the Clean Air Act, the Clean Water Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act and any other environmental laws or regulations (i) with respect to any of the Real Property occurring on or prior to the Closing Date, (ii) committed by Seller or any of its predecessors in interest, or
     (iii) otherwise arising out of the operation of the business of Seller on or prior to the Closing Date.

     Except for failure of Seller or Parent to perform any of its obligations under Sections 4.4, 4.6, 9.8, 11.3 and 11.9 hereof, and except for inaccuracies in the representations and warranties contained in
Section 5.1, 5.2, 5.6, 5.11, 5.20 and 5.26 hereof, Seller and Parent shall not be required to indemnify the Buyer with respect to any claim for indemnification pursuant to clauses (a) through (d) and (f) and (g) of
Section 10.1 unless and until the aggregate amount of all claims against Seller and Parent under such clauses exceeds $25,000.

     10.2 Indemnification of Seller and Parent. Buyer hereby indemnifies and holds Seller and Parent harmless from and against any and all Losses incurred by Seller or Parent by reason of, or arising out of, any of the following:

          (a) any breach of any representation or warranty made by Buyer pursuant to this Agreement;

          (b) any failure of Buyer to perform any of its covenants or agreements set forth in the Agreement or in any Related Agreement or Other Document; or

          (c) any litigation, proceeding or claim by any third party, insofar as any of the foregoing arises out of the business conducted by Buyer after the Closing Date or Buyer's ownership, operation or use of the Purchased Assets following the Closing Date; provided, however, that Buyer does not indemnify Seller for any Losses arising from Seller's or Parent's own misconduct or negligence or the conduct of the Business prior to the Closing Date.

     10.3 Losses.  References herein to "Loss" or "Losses" shall mean
(i) any and all damages, claims, losses, expenses, costs (other than the value of time spent by employees of the indemnified party in attempting to recover or otherwise deal with damages, claims, losses, expenses or costs), obligations and liabilities, including, without limitation, liabilities for reasonable attorneys' fees incurred by the party incurring the Loss or Losses (but excluding any attorneys' fees described in the first sentence of Section 10.5 incurred by the indemnified party) and (ii) the cost of remediation cleanup, containment and disposal with respect to matters addressed in Section 10.1(g).

     10.4 Notice of Claims. All claims for indemnification under this Agreement shall be resolved in accordance with the following procedures:

          (a) If an indemnified party reasonably believes that it may incur any Loss, it shall deliver prompt written notice to the indemnifying party of the facts which are the basis of an indemnification claim hereunder and setting forth an estimated amount of such potential Loss, if possible, and the sections of this Agreement upon which the claim for indemnification for such Loss is based (a "Claim Notice"). If an indemnified party receives notice of a third-party claim for which it intends to seek indemnification hereunder, it shall give the indemnifying party prompt written notice of such claim, so that the indemnifying party's defense of such claim under Section 10.5 hereunder may be timely instituted.

          (b) When a Loss actually is incurred or paid by an indemnified party or on an indemnified party's behalf or otherwise fixed or determined, the indemnified party shall notify the indemnifying party in writing of its claim for payment for such Loss, in reasonable detail and specifying the amount of such Loss (a "Payment Certificate"), with a copy to the Escrow Agent. Except as set forth in Section 10.5 with respect to third-party claims, the indemnified party may submit a Payment Certificate without having first submitted a Claim Notice. If a Claim Notice or Payment Certificate refers to any claim, action, suit or proceeding made or brought by a third party, the Claim Notice or Payment Certificate shall include copies of the claim, any process served and all legal proceedings with respect thereto.

          (c) If, after receiving a Payment Certificate, the indemnifying party desires to dispute such claim or the amount claimed in the Payment Certificate, it shall deliver to the indemnified party a written objection (a "Counternotice") to such claim or payment setting forth the basis for disputing such claim or payment, with a copy to the Escrow Agent. Such Counternotice shall be delivered within 30 days after the date the Payment Certificate to which it relates is received by the indemnifying party. If no such Counternotice is received within the aforementioned 30-day period, the indemnified party shall be entitled to prompt payment for such Loss from the indemnifying party.

          (d) If, within 30 days after receipt by indemnified party of the Counternotice to a Payment Certificate, the parties shall not have reached agreement as to the claim or amount in question, the claim for indemnification shall be submitted to three arbitrators selected from the panel of arbitrators of the American Arbitration Association, one of whom shall be chosen by Buyer, one of whom shall be chosen by Seller or Parent and the third of whom shall be chosen by the two arbitrators so chosen. If either Buyer, on the one hand, or Seller or Parent, on the other, shall not have designated such an arbitrator within 20 days after submission by the American Arbitration Association of the list of names of arbitrators selected from its panel, the resolution of the contested Payment Certificate shall be made by the arbitrator chosen by the other party. Arbitration will be held in Charlotte, North Carolina and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "Rules"). The decision of the arbitrator(s) shall be final and binding upon the parties. The determination of which party (or combination thereof) shall bear the costs and expenses incurred in connection with any such arbitration proceedings shall be determined by the arbitrator(s). Any such arbitrator's decision and satisfaction thereof may be enforced by the party entitled thereto in any court having jurisdiction over the subject matter or the parties.

          (e) With respect to any Loss based upon an asserted liability or obligation to a person or entity not a party to this Agreement for which indemnification is being claimed, the obligations of the indemnifying party hereunder shall not be reduced as a result of any action by the party furnishing the notice of third party claim responding to such claim if such action is reasonably required to minimize damages or to avoid a forfeiture or penalty or to comply with a requirement imposed by law.

          (f) All claims for indemnification hereunder (other than claims relating to title to any of the Purchased Assets, products liability or environmental matters, which may be asserted at any time following the Closing Date) must be asserted within three years following the Closing Date. So long as the Escrow Agreement is in effect, all claims for indemnification by Buyer shall first be satisfied from the Escrow Amount and thereafter shall be paid directly by Seller or Parent, in each case in accordance with the terms and provisions of this Article X.

     10.5 Defense of Third-Party Claims. The indemnifying party under this Article X shall have the right to conduct and control, through counsel of its own choosing, which counsel shall be reasonably acceptable to the indemnified party, any third-party claim, action or suit, but the indemnified party may, at its election, participate in the defense of any such claim, action or suit at its sole cost and expense. Except with the prior written consent of the indemnified party, no indemnifying party, in the defense of such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provided for injunctive or other nonmonetary relief affecting the indemnified party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation. In the event that the indemnified party shall in good faith determine that the indemnified party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the indemnifying party in respect of such claim or any litigation relating thereto, the indemnified party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to such claim at the sole cost of the indemnifying party; provided, however, that, if the indemnified party does so take over and assume control, the indemnified party shall not settle such claim or litigation without the written consent of the indemnifying party, such consent not to be unreasonably withheld. In the event that the indemnifying party does not accept the defense of any matter as above provided, the indemnified party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the indemnifying party and the indemnified party shall cooperate in the defense of any claim or litigation subject to this Section 10.5 and the records of each shall be available to the other with respect to such defense.

10.6 Returns and Warranty Claims, Customer Disputes, Etc.
Notwithstanding the provisions of Section 10.5 hereof (but subject to the other provisions of this Article X), in the event any customer or supplier of Buyer following the Closing makes a claim for product return or warranty claim in an amount less than $5,000 per claim or related claims for which Buyer is entitled to be indemnified pursuant to Section 10.1 hereof, Buyer shall, upon giving Seller written notice of the claim(s) as provided in Section 10.4 hereof and its intention to exercise its option under this Section 10.6, have the exclusive right and option to resolve, handle or otherwise deal with such customer and to defend any such action by such customer subject to the duty of Buyer to consult with Seller in connection with such defense; provided, however, that (i) no such matter shall be compromised or settled by Buyer without the prior consent of the Seller, which consent shall not be unreasonably withheld, and (ii) any such settlement shall include as an unconditional term thereof the giving by such claimant or plaintiff to Seller or Parent, as the case may be, a release from all liability with respect to such claim or litigation.

     10.7 Parties in Interest. The provision of this Article X shall be binding upon, and inure solely to the benefit of, the parties to this Agreement and their respective successors and assigns. Nothing in this
Article X is intended to confer any right or remedy on any other party, including governmental authorities, to relieve or discharge the obligation or liability of any third party to any party to this Agreement or to give any third party any right of subrogation or action over or against any party to this Agreement.

     10.8 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of Seller, Parent and Buyer set forth in this Agreement shall survive the Closing and shall remain in full force and effect for a period of three years following the Closing Date; provided, however, that the (i) the representations, warranties, covenants and agreements of the Seller and Parent contained herein (including without limitation, the indemnification agreements of this Article X) with respect to title to any of the Purchased Assets, environmental matters or claims and products liability claims and (ii) except as expressly contemplated therein, the covenants and agreements of the parties hereto set forth in Article XI hereof shall remain in full force and effect at all times following the Closing Date.


                        ARTICLE XI

            ADDITIONAL COVENANTS AND AGREEMENTS

     11.1 Publicity. The parties hereto agree that they shall not issue any press release or make any public statement or announcement regarding the transactions contemplated hereby without consultation with and approval by the other parties; provided, however, that if a party determines, after consultation with its counsel, that such statement or announcement is required by law, regulation or pursuant to a listing agreement with an applicable securities exchange, such party may issue such statement or announcement.

     11.2 No Negotiations. From the date hereof until the earlier of the Closing Date or such date on which this Agreement is terminated pursuant to Article XII hereof, neither Seller nor Parent shall solicit, initiate, enter into any discussions or negotiations with, or furnish or cause to be furnished any information to, or encourage the transmission of any proposal from or to, any Person (other than Buyer and its representatives) relating to an acquisition of the Business by way of merger, business combination, share exchange, sale of substantial assets, sale of shares of capital stock or similar transaction involving either Seller or Parent, regardless of form ( "Sale of the Business"). If any inquiries or proposals are received by Seller or Parent regarding a Sale of the Business during such period, Seller or Parent, as the case may be, shall notify Buyer promptly of all relevant details relating thereto.

     11.3 Break-up Fee. The parties hereto acknowledge that Buyer would be irreparably damaged in the absence of consummation of the transactions contemplated hereby and that Buyer is spending and has spent substantial sums or money and effort in connection with said transactions, including, by way of illustration and not by way of limitation, the time and effort expended by Buyer in conducting its due diligence investigation of Seller's businesses and negotiating with Seller and Parent and the expenses incurred by it in connection therewith. Therefore, it is agreed that if the transactions contemplated by this Agreement are not consummated and (i) Seller or Parent breach their obligations under
Section 11.2 hereof and (ii) on or before December 31, 1995 a Sale of the Business occurs for a purchase price in excess of the Purchase Price defined herein, Seller and Parent shall, upon receipt from Buyer of an invoice in reasonable detail, become immediately liable to Buyer for and shall pay to Buyer an amount equal to the reasonable out-of-pocket expenses of Buyer, including, without limitation, attorneys' fees, financing commitment fees, regulatory filing fees and expenses, accounting expenses and other professional charges incurred in connection with the transactions contemplated by this Agreement (collectively the "Break-up Fee"). The Break-up Fee shall be paid to Buyer in immediately available funds upon the closing of such Sale of the Business or at any time (subject to such closing) upon Buyer's giving written notice to Seller and Parent that the Break-up Fee is due. The parties agree that (i) the damages that Buyer may incur as a result of any breach by Seller or Parent of their obligations under Section 11.3 hereof would be difficult to measure, (ii) the payment of the Break-up Fee constitutes a reasonable estimation of such damages and (iii) payment of the Break-up Fee pursuant to this Section 11.3 is the sole remedy available to Buyer in the event either Seller or Parent breaches its obligations under Section 11.2 hereof.

     11.4 Bulk Sales Compliance. The parties hereto agree to waive compliance with the provisions of any applicable bulk transfer laws as they may be applicable to the transactions provided for in this Agreement. Seller and Parent expressly agree to pay and discharge, promptly and diligently, when due, or to contest or litigate, all claims of creditors other than those arising from Assumed Liabilities which could be asserted against Buyer or the Purchased Assets by reason of such noncompliance, and to indemnify Buyer for any failure to do so.

     11.5 Warranties. As of the Closing Date, Seller shall be deemed to have assigned to Buyer all of its right, title and interest in and to such warranties (express and implied) that continue in effect with respect to the Purchased Assets and to have nominated Buyer as its true and lawful attorney to enforce such warranties, and Seller shall execute and deliver such specific assignments of such warranty rights as Buyer may reasonably request from time to time.

     11.6 Further Assurances. Seller and Parent shall, subject to their counsel's review, for no further consideration, perform all such other action and execution, acknowledge and deliver and cause to be executed, acknowledged and delivered such assignments, transfers, consents and other documents as Buyer may reasonably request to vest in Buyer and protect Buyer's rights, title and interest in and enjoyment of the Purchased Assets.

     11.7 Access. From time to time following the Closing, (i) upon the reasonable request of Buyer, Seller and Parent shall afford Buyer and its authorized representatives access to Seller's corporate records, general ledgers and tax returns to the extent reasonably necessary for Buyer's business, tax, accounting or legal purposes, and shall permit Buyer to make copies thereof (at Buyer's sole expense) and (ii) upon the reasonable request of Seller and Parent, Buyer shall afford Seller and Parent and their authorized representatives access to Buyer's corporate records, general ledgers and tax returns relating to the Purchased Assets to the extent reasonably necessary for Seller's and Parent's business, tax, accounting or legal purposes, and shall permit Seller and Parent to make copies thereof (at Seller's and Parent's sole expense). From and after the Closing Date, Buyer will have the right to receive all mail addressed to Seller; provided, however, that Buyer will promptly forward to Seller any mail sent to Buyer which appears to relate to Excluded Assets or the Excluded Liabilities.

     11.8 Right to Endorse Checks.  From and after the Closing Date,
Buyer shall have the right and authority to endorse, without recourse, the name of Seller on any check or any other evidence of indebtedness received by Buyer on account of any Accounts Receivable or other items transferred to Buyer hereunder. Subject to Section 11.9 hereof, any amounts received by Seller or Parent after the Closing Date in respect of any Accounts Receivable, deposits or credits transferred to Buyer hereunder shall be promptly paid to Buyer.

     11.9 Accounts Receivable. Buyer will attempt, in accordance with Buyer's customary collection practices, to collect, within 90 days after the Closing, all Account Receivable as them become due and payable in accordance with their respective terms, and, upon request, shall keep Seller and Parent reasonably informed as to the progress of such collections. At any time after the date which is 90 days following the Closing Date, Buyer shall, upon ten days' written notice to Seller and Parent, have the right to return such of the uncollected Accounts Receivable as Buyer may choose to Seller and Parent by assignment thereof, and Seller and Parent jointly and severally agree to immediately pay to Buyer the uncollected amounts under such assigned uncollected Accounts Receivable less any amounts reserved for uncollected Accounts Receivable on the Final Statement of Purchased Assets and Assumed Liabilities or (the Estimated Statement of Purchased Assets and Assumed Liabilities, if the Final Determination Date has not occurred). Buyer shall execute such assignments as may be reasonably necessary to transfer ownership of such uncollected Accounts Receivable to Seller and Parent and shall provide Seller and Parent reasonable cooperation in connection with Seller's and Parent's efforts to collect such Accounts Receivable. Seller and Parent shall thereafter be free to pursue such remedies as it may have against the respective account or note debtor. Any monies received by Buyer in payment of any uncollected Accounts Receivable subsequent to the transfer thereof pursuant to this provision shall be promptly remitted to Seller and Parent. It is understood and agreed that, unless the account debtor otherwise indicates, all payments received by Buyer on Accounts Receivable shall be applied first to the oldest Accounts Receivable from that account debtor.

     11.10  Employee Offers; Credits

          (a) Buyer shall offer employment on the Closing Date to the employees of Seller listed on Schedule 11.10 on terms and with benefits consistent with Buyer's general employment policies and practices; provided, however, that Buyer shall offer only temporary employment (for a period of approximately 90 days following the Closing) to the employees of Seller listed in Part II of Schedule
     11.10. Except as set forth on Schedule 11.10, Seller and Parent know of no present employee who will not be available for employment by Buyer. Except as set forth on Schedule 11.10, all of Seller's employees who are offered employment with Buyer shall resign from employment with Seller on or immediately prior to the Closing Date. Seller and Parent agree to encourage all of Seller's employees that are offered employment and temporary employment with Buyer to accept such offer. Seller and Parent agree to make available to Buyer on and after the Closing any and all records with respect to such employees as Buyer shall reasonably request.

          (b) Solely for the purpose of determining the applicable waiting period for participation in Buyer's group medical insurance plan, any former employee of Seller who accepts employment with Buyer as of the Closing (collectively, the "Transferred Employees") shall be deemed to have been employed by Buyer as of the later of the earliest date necessary for the applicable waiting period to have run or the date of the beginning of such employee's actual employment with Seller.

          (c) Solely for the purpose of determining eligibility to participate in Buyer's 401(k) plan, any former employee of Seller who accepts employment with Buyer as of the Closing, shall receive credit for all service with which he was credited for eligibility purposes under the Seller's 401(k) plan immediately prior to his becoming an employee of Buyer. Solely for the purpose of determining eligibility to participate in Buyer's pension plan, any employee of Seller who accepts employment with Buyer shall receive credit for all service with which he was credited for eligibility purposes under Seller's pension plan immediately prior to his becoming an employee of Buyer. In no event shall any service with Seller constitute "Accredited Service" or be included in determining an employee's "Years of Service" for purposes of vesting.

          (d) Notwithstanding any provision in this Agreement to the contrary, Buyer shall not be liable for, and Seller and Parent expressly agree to pay or provide, severance pay and COBRA benefits to those employees of Seller listed on Part II of Schedule 11.10 upon termination of their temporary employment with Buyer, provided that such termination is within 180 days following the Closing.

     11.11 Insurance Matters. Seller hereby agrees that any insurance proceeds that may be received by Seller after the Closing and that relate to claims for damage or destruction of any of the Purchased Assets after the Balance Sheet Date but prior to the Closing shall be paid to the Buyer. Seller shall use such efforts and shall act as reasonably directed by Buyer in attempting to recover any such insurance proceeds in respect of any such claim or occurrence.

     11.12 Risk of Loss. The risk of loss of or damage to the Purchased Assets by any cause, including without limitation, condemnation, fire or other casualty, prior to the Closing shall be on Seller. In the event of such loss or damage which is not fully replaced or repaired to the satisfaction of Buyer by the Closing Date, Buyer may terminate this Agreement and none of the parties shall have any further liability or obligation hereunder.

     11.13 Post-Closing Obligations With Respect to Consents, Permits, Approvals, Etc. Seller and Parent agree that (i) promptly, and in no event later than 30 days following the closing, they will execute and file, at their sole expense, such assignments, permit transfer applications and notices as required to be delivered hereunder but not delivered by Closing (including the assignments, permit transfer applications and notices set forth on Part II of Schedule 5.16), and (ii) after such 30-day period, they will use their best efforts and take any and all actions necessary to cause to be transferred by Buyer or kept in force and effect following and as a result of the Closing the governmental and regulatory licenses, permits, authorizations or approvals set forth in
Schedule 5.16. Seller and Parent further agree that promptly, and in no event later than 45 days following the Closing, they will, at their sole expense, obtain those nongovernmental and nonregulatory consents, approvals and assignments, and make those notice and other filings, required to be obtained or made for the valid and effective transfer to Buyer of the Purchased Assets and the Business as is currently being conducted and the consummation of the transactions contemplated by this Agreement which have not been obtained or made, including but not limited to those set forth on Schedule 9.4. Buyer agrees to provide reasonable cooperation with Seller and Parent in connection with their obligations hereunder.

                        ARTICLE XII

                        TERMINATION

     12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a)  by the written agreement of Buyer, Seller and Parent;

          (b) by either Buyer, on the one hand, or Seller and Parent, on the other, if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. local time on December 2, 1994, unless such date shall have been extended by the mutual written consent of Buyer, Seller and Parent;

          (c) by Buyer by written notice to Seller and Parent if any of the conditions set forth in Article IX (including with respect to any representations and warranties) shall not have been, or it becomes apparent that any of such conditions will not have been fulfilled by 5:00 p.m. local time on December 2, 1994, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

          (d) by Seller or Parent by written notice to Buyer if any of the conditions set forth in Article VIII (including with respect to any representations and warranties) shall not have been, or it becomes apparent that any of such conditions will not have been fulfilled by 5:00 p.m. local time on December 2, 1994, unless such failure shall be due to the failure of Seller or Parent to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

     12.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the provision of Section 12.1, this Agreement shall become void and have no effect, without any liability to any person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or affiliates, except as specified in Section 11.3 and except for any liability resulting from such party's breach of this Agreement.

                       ARTICLE XIII

                       MISCELLANEOUS

     13.1 Expenses. Except as specifically provided in this Agreement, including, without limitation Section 11.3, each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting and legal fees incurred in connection therewith; provided, however, that the taxes described in Section 4.4 hereof shall be paid by Buyer and Seller as provided therein. No such expenses of Seller shall be paid by Seller prior to the Closing Date without the prior written consent of Buyer. All income and other taxes becoming due and payable as a result of the sale of the Purchased Assets by Seller (including taxes payable on account of recaptures of depreciation, investment tax credits, LIFO reserves and any other recaptures) and all liabilities and obligations of Seller arising on and after the Closing Date shall be paid by Parent or by Seller.

     13.2 Successor and Assigns; Assignability; No Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by Buyer without the prior written consent of Seller and Parent or by Seller and Parent without the prior written consent of Buyer; provided, however, that, without such prior written consent, any party hereto shall be permitted to assign its benefits but not its obligations under this Agreement to a wholly owned subsidiary. This Agreement is not intended to create, and shall not be construed as creating, any rights enforceable by any person not a party hereto.

     13.3 Notices. All notices, demands and other communications that are required or permitted to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery, by nationally recognized overnight courier or by telecopy and shall be deemed to have been given or made when personally delivered, when deposited with charges prepaid with the nationally recognized overnight courier, or when transmitted on telecopy machine, addressed to the respective parties as follows:
          If to Parent or Seller:

               Lancer Industries, Inc.
               M.P.M. Transportation, Inc.
               c/o Joseph Littlejohn & Levy
               450 Lexington Avenue
               Suite 3350
               New York, New York 10017
               Attention:  Angus C. Littlejohn
               Telecopy:  (212) 286-8626
          with a copy (which shall not constitute notice) to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York 10002
               Attention:  Ralph R. Arditi
               Telecopy:  (212) 909-6836

          If to Buyer:

               Cone Mills Corporation
               1201 Maple Street
               Greensboro, North Carolina 27405
               Attention:  Neil W. Koonce, General Counsel
               Telecopy:  (910) 379-6972

          with a copy (which shall not constitute notice) to:

               Schell Bray Aycock Abel & Livingston L.L.P.
               230 North Elm Street
               Post Office Box 21847
               Greensboro, North Carolina 27420
               Attention:  Doris R. Bray
               Telecopy:  (910) 370-8830

Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

     13.4 Captions. The captions of Articles and sections of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     13.5 Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of North Carolina without giving effect to the choice of laws rules thereof.

     13.6 Amendments, Waivers, Etc. No amendment, modification or discharge of this Agreement, and no waiver of any condition or the breach of any provision, term, covenant, representation or warranty hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement, and shall not impair the rights of the party granting such waiver in any other respect or at any other time. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same or to enforce any future compliance with or performance of any of the provisions hereof.

     13.7 Entire Agreement. This Agreement (together with its schedules and exhibits), the Related Agreements and the Other Documents constitute the entire agreement among the parties hereto and supersede and cancel any and all prior agreements and understandings, both written and oral, among them relating to the subject matter hereof.

     13.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     13.9 Buyer's Inspection; Adequacy of Disclosure. No inspection or investigation by Buyer of any matter relating to the Purchased Assets or the business of Seller shall be deemed a waiver by Buyer of any representation, warranty or covenant of Seller or Parent hereunder. Any item disclosed in any Schedule hereto in connection with a representation, warranty or covenant of Seller or Parent shall be deemed disclosed only in connection with the specific representation, warranty or covenant to which the item is explicitly referenced or explicitly crossreferenced.

     13.10 Meaning of Knowledge. Any reference in this Agreement or in any Related Agreement or statement, certificate, instrument or other document delivered hereunder or thereunder to Seller's or Parent's "knowledge" (whether to "Seller's and Parent's best knowledge", to "the knowledge of Seller and Parent" or other similar expressions relating to the knowledge or awareness of Seller or Parent) shall mean and include all matters which Seller, Parent or any of their respective officers or directors actually know or should have known after diligent inquiry. In making each representation or warranty set forth in this Agreement and in any Related Agreement Other Documents which is qualified by any such expression as to the knowledge of Seller or Parent, each of Seller and Parent hereby represent and warrant that it has duly and diligently inquired of all relevant officers, directors and employees as to the accuracy and completeness of such representation or warranty.

     13.11 Exhibits and Schedules. When reference is made herein to any Exhibit, such reference shall be deemed to apply to the specified Exhibit to the Agreement, each of which shall have been initialed by the parties hereto to confirm their acceptance and approval of such Exhibit and designation of such as an Exhibit to this Agreement. When reference is made herein to any Schedule, such reference shall be deemed to apply to the specified Schedule to this Agreement, each of which shall have been delivered by Seller and Parent to Buyer concurrently with the execution of this Agreement and initialed by parties hereto to confirm their acceptance and approval of such Schedule and their destination of such as a Schedule hereto. All Exhibits and Schedules referenced in this Agreement shall be deemed to be incorporated herein by reference but shall not be attached hereto.

     13.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.


            (REMAINDER OF THIS PAGE LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed as of the date first above written.

                                  SELLER:

ATTEST:                           M.P.M. TRANSPORTATION, INC.



s/Peter Joseph                    By:  s/Angus C. Littlejohn, Jr.
     Secretary                         Vice President

     (Corporate Seal)







                                  PARENT:

ATTEST:                           LANCER INDUSTRIES, INC.



s/Peter Joseph                    By:  s/Angus C. Littlejohn, Jr.
     Secretary                         Chief Financial Officer

     (Corporate Seal)






                                  BUYER:

ATTEST:                           CONE MILLS CORPORATION



s/Terry L. Weatherford            By:  s/Neil W. Koonce
Secretary                              Vice President

     (Corporate Seal)

                   EXHIBITS

1              Escrow Agreement
2              Bill of Sale
3              Assignment and Assumption Agreement
4              Assignment and Assumption of Lease Agreements
5              Assignment of Copyrights
6              Assignment of Patents and Trademarks
7              Deed
8              Seller Noncompetition Agreement
9              Parent Noncompetition Agreement
10             Management Noncompetition Agreement
11             Opinion of Counsel to Seller and Parent
12             Opinion of Counsel to Buyer


                   SCHEDULES

1.7(a)         Customer Contracts and Orders
1.7(b)         Purchase Orders
1.7(c)         Operating Leases, Licenses, Contracts and Agreements
1.8            Assumed Current Liabilities
2.2            Excluded Assets
4.5(h)         Management Noncompetition
4.6            Short Term Working Capital
4.7            Allocation of Purchase Price
5.1            Foreign Qualifications
5.3            Consents, Approvals and Authorizations Required
5.4            Exceptions to GAAP in Financial Statements
5.5            Adverse Changes
5.6            Liens
5.7            Machinery and Equipment
5.8            Leased Properties
5.10           Inventory
5.13           Intangible Property
5.14           Contracts
5.15           Insurance
5.16           Licenses, Permits and Approvals
5.17           Litigation
5.19           Employment Matters
5.20           Tax Matters
5.21           Customers
5.22           Undisclosed Liabilities
5.23           Real Property
5.24           Leased Property
5.25           Employee Benefit Plans and Programs
5.26           Environmental Exceptions
5.29           Interests in Other Corporation or Entities
5.30           Ownership of Golding and Seller
5.31           Names
9.4            Consents, Approvals, Authorizations or Filings Not
               Obtained or Made Prior to Closing
9.8            UCC-3 Termination Statements
11.10          Employee Offers; Credits






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